WESTINGHOUSE ELECTRIC CORPORATION
NOTICE OF ANNUAL MEETING

          The Annual Meeting of Shareholders of Westinghouse Electric Corporation will be held at the Corporation's Power Generation Manufacturing Operations Division, located at 8301 Scenic Highway, Pensacola, Florida, on Wednesday, April 27, 1994 commencing at 10:30 a.m. The purposes of the meeting are to (1) vote for the election of eight directors, each for a term of one year, (2) vote for the election of independent accountants for 1994, (3) vote on a proposal to approve the 1993 Long-Term Incentive Plan, (4) vote on a proposal to approve an amendment of the Corporation's Restated Articles of Incorporation to increase the number of authorized shares, (5) vote on the shareholder proposals set forth in the proxy statement and (6) transact such other business as may properly come before the meeting.
          The Board of Directors has established February 5, 1994 as the record date for determining the shareholders entitled to vote at the annual meeting. Only holders of record of common stock at the close of business on that date will be entitled to vote at the meeting.
          If you plan to attend, please return the ticket request provided on page 51 and a ticket will be sent to you about a week before the meeting. If you do not plan to attend, please be advised that a summary of the meeting and the actions taken will be included in the second quarter report to shareholders which will be mailed to shareholders.
          Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the outstanding shares of common stock must be represented, either in person or by proxy, to constitute a quorum for purposes of conducting business.

On Behalf of the Board of Directors



Angeline C. Straka
Vice President and Secretary

Pittsburgh, Pennsylvania
March ____, 1994

                               TABLE OF CONTENTS
                               -----------------

    Proxy Statement...............................................  3

        Election of Directors.....................................  3
        Election of Independent Accountants....................... 35
        Proposal to Approve the 1993 Long-Term Incentive Plan..... 36
        Proposal to Approve an Amendment to the Restated
          Articles of Incorporation............................... 43
        Shareholder Proposals..................................... 44
        Voting Information........................................ 49
        Shareholder Proposal Submissions.......................... 50
        Solicitation of Proxies................................... 50
    Ticket Request................................................ 51

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
APRIL 27, 1994

          The principal executive offices of Westinghouse Electric Corporation are in the Westinghouse Building, 11 Stanwix Street, Pittsburgh, Pennsylvania 15222-1384.

          This proxy statement and the proxy card are first being sent to shareholders on or about March ____, 1994. Only the holders of record of common stock at the close of business on February 5, 1994 are entitled to vote at the meeting. On that date 353,366,776 shares of common stock were outstanding, each of which entitles the holder to one vote on each matter to come before the meeting.

          The by-laws of the Corporation provide that proxies, ballots and voting tabulations that identify individual shareholders will be kept confidential, except as may be necessary to meet applicable legal requirements. Information that identifies individual shareholders is available for examination only by the judge of election and persons associated with an independent third-party tabulator.

1. ELECTION OF DIRECTORS
          (Item 1 on proxy card)

        At the 1994 Annual Meeting, eight directors are to be elected to hold office until the 1995 Annual Meeting and until their successors have been elected and qualified. The Board presently consists of ten members. The Board of Directors proposes Frank C. Carlucci, Gary M. Clark, George H. Conrades, William H. Gray III, Michael H. Jordan, David T. McLaughlin, Richard R. Pivirotto and Paula Stern, each of whom are now directors of the Corporation, for election to the Board. Leo W. Yochum, a director since October 1991, resigned from the Board on January 12, 1994 and will not be standing for re-election. Mr. Yochum, previously the Corporation's Chief Financial Officer, returned to the Corporation as a director and Chairman and Chief Executive Officer of Westinghouse Financial Services, Inc. in October 1991. The Board wishes to thank Mr. Yochum for his dedication and service to the Corporation which spanned a five decade period.

        Information about the nominees and the other directors is set forth on pages 4 through 10.

        The persons named in the enclosed proxy card (Messrs. Jordan, Clark and Briskman) have advised that, unless a contrary direction is indicated on the proxy card, they intend to vote for the election of the proposed nominees. They have also advised that in the event any of the eight nominees shall not be available for election, they will vote for the election of such substitute nominee or nominees, if any, as the Board may propose.

NOMINEES PROPOSED BY THE BOARD OF DIRECTORS
- -------------------------------------------

                                  FRANK C. CARLUCCI, 63
                                  Chairman
                                  The Carlyle Group (merchant banking)
                                  Washington, D.C.

A graduate of Princeton University, Mr. Carlucci attended the Harvard Graduate School of Business Administration. In January 1989, he joined The Carlyle Group, a Washington-based merchant bank, as vice chairman and became its chairman in February 1993. Mr. Carlucci was secretary of defense from November 1987 to January 1989, and assistant to the president for National Security Affairs from 1986 to 1987. He has also been deputy director of the Office of Manpower and Budget; deputy director of the Central Intelligence Agency; under secretary of Health, Education and Welfare; deputy secretary of defense; and ambassador to Portugal. Mr. Carlucci is a director of Ashland Oil, Inc., Bell Atlantic Corporation, CB Commercial Real Estate Group, Inc., Kaman Corporation, Neurogen Corporation, Quaker Oats Company, Northern Telecom, Ltd., Connecticut Mutual Life Insurance Company, The Upjohn Company, General Dynamics Corporation, SunResorts Ltd., N.V., and Texas Biotechnology Corporation. He was first elected to the Westinghouse Board in 1989.

                                  GARY M. CLARK, 58
                                  President
                                  Westinghouse Electric Corporation
                                  Pittsburgh, Pennsylvania



Mr. Clark, who joined Westinghouse in 1957, is currently president of Westinghouse and a director. He has served in these positions since January 27, 1993. From January 27 to June 30, 1993, Mr. Clark also served as acting chief executive officer. A graduate of the Georgia Institute of Technology, he also attended the Harvard Business School's program for management development. After holding various posts within Westinghouse, he was appointed general manager of the medium motor and gearing division in 1976 and vice president and general manager of Westinghouse Electric Supply Company's Pacific division in 1978. In 1981, Mr. Clark became vice president of marketing for the industry products company and an elected officer of the Corporation. He later served as vice president of marketing for the Industries and International Group, vice president and general manager of the distribution and control business and executive vice president of the Industries Group. He was appointed executive vice president of industries and corporate resources in January 1991. Mr. Clark is a director of The Western Pennsylvania Healthcare Systems, Inc., the National Electrical Manufacturers Association, the Manufacturers' Alliance for Productivity and Innovation, Inc. and the National Association of Manufacturers.

                                  GEORGE H. CONRADES, 55
                                  President and Chief Executive Officer
                                  Bolt Beranek & Newman Inc. (high technology)
                                  Cambridge, Massachusetts

A 1961 graduate of Ohio Wesleyan University, Mr. Conrades earned an MBA in 1971 from the University of Chicago. Mr. Conrades joined International Business Machines Corporation (IBM) in 1961 and held a number of marketing management and general management positions in the United States and Asia. At the time of his retirement from IBM in 1991, he was senior vice president, corporate marketing and services. From 1992 to January 1994, Mr. Conrades was a partner in Conrades/Reilly Associates, a business consulting company. In January 1994, he was named to his current position as president and chief executive officer of Bolt Beranek and Newman Inc. Mr. Conrades is a director of Bolt Beranek, GEV Corporation and Wave Systems Corporation. Mr. Conrades was elected to the Westinghouse Board on January 26, 1994.

                             WILLIAM H. GRAY III, 52
                             President
                             United Negro College Fund (non-profit fund-raising) New York, New York


A 1963 graduate of Franklin and Marshall College, Mr. Gray earned a master of divinity degree from Drew Theological Seminary and a master of theology from Princeton Theological Seminary. From 1963 to 1974, Mr. Gray held various ministerial positions with the Baptist churches in Philadelphia, Pennsylvania and Montclair, New Jersey, including that of senior minister, Bright Hope Baptist Church in Philadelphia. From 1979 until September 1991, Mr. Gray served as Democratic representative from Pennsylvania's second district when he resigned to become president of the United Negro College Fund. While in Congress, Mr. Gray served as house majority whip, chair of the Democratic caucus, chairman of the House budget committee and as a member of the House appropriations committee. Mr. Gray is a director of Warner-Lambert Company, Scott Paper Company, The Prudential Insurance Company of America, Union Pacific Corporation, MBIA, Inc., Rockwell International and The Chase Manhattan Bank, N.A. Mr. Gray was first elected to the Westinghouse Board in 1991.

                                  MICHAEL H. JORDAN, 57
                                  Chairman and Chief Executive Officer
                                  Westinghouse Electric Corporation
                                  Pittsburgh, Pennsylvania


Mr. Jordan was elected chairman and chief executive officer of Westinghouse Electric Corporation, and a member of the Board, on June 30, 1993. Mr. Jordan graduated from Yale University in 1957, and earned his master's degree from Princeton University in 1959. From 1964 to 1974, following a four-year tour of duty with the U.S. Navy, he was a consultant and principal with McKinsey and Company, a management consultant firm. Mr. Jordan joined PepsiCo, Inc., a beverage, snack food and restaurant company, in 1974 as director of financial planning and was named senior vice president of planning and development in 1976. From 1977 to 1982 he served as senior vice president of manufacturing operations for PepsiCo's Frito-Lay Division. After one year as president of PepsiCo Foods International, Mr. Jordan became president and chief executive officer of Frito-Lay in 1983. In 1985 he was named executive vice president of finance and administration and a member of the PepsiCo board of directors. Mr. Jordan served as president and chief executive officer of PepsiCo Worldwide Foods from 1987 to 1991, and then as chairman of the PepsiCo International Foods and Beverages Division. From September 1992 until June 30, 1993, he was a partner with Clayton, Dubilier and Rice, Inc., a private investment firm. Mr. Jordan is a director of Rhone-Poulenc Rorer, Melville Corporation, Dell Computer Corporation, Aetna Life and Casualty Company, The Van Kampen Merritt Companies, Inc. (including VKM Holding, Inc.), and the United Negro College Fund.

                                  DAVID T. MCLAUGHLIN, 61
                                  President and Chief Executive Officer
                                  The Aspen Institute (leadership enhancement)
                                  Queenstown, Maryland


A 1954 graduate of Dartmouth College, Mr. McLaughlin earned an MBA from Dartmouth College's Amos Tuck School of Business Administration the following year. Commencing in 1957, he served in a number of executive positions with Champion International Corporation, then joined The Toro Company as president in 1970. He assumed the additional role of chief executive officer of Toro in 1973 and was named chairman in 1977. He served in that capacity until February 1981. From 1981 until July 1987 he served as president of Dartmouth College. In October 1987 he became chairman of The Aspen Institute and in May 1988 was appointed its president and chief executive officer. Mr. McLaughlin is a director of Atlantic Richfield Company, The Chase Manhattan Corporation, The Chase Manhattan Bank, N.A., Partnerre Re and Standard Fusee Corporation. He is also active in civic and educational organizations, including membership on the Maryland Higher Education Commission. Mr. McLaughlin was first elected to the Westinghouse Board in 1979.


                                  RICHARD R. PIVIROTTO, 63
                                  Retired Chairman
                                  Associated Dry Goods Corporation
                                  New York, New York


A graduate of Princeton University, Mr. Pivirotto earned an MBA from the Harvard Business School. Following graduation from Harvard, he joined the Joseph Horne Company in Pittsburgh, formerly a member store in the Associated Dry Goods chain. Mr. Pivirotto served as president of Horne's from 1961 to 1970, vice chairman of Associated Dry Goods from 1970 to May 1972 and president from May 1972 to February 1976, at which time he was elected chairman. He served in that capacity until his retirement in 1981. He continued to serve on the board of Associated Dry Goods until its acquisition by May Department Stores in October 1986 and is a member of the boards of General American Investors Company, Inc., The Gillette Company, New York Life Insurance Company, Immunomedics, Inc. and the General Theological Seminary. He is also a trustee emeritus of Princeton University and a trustee and chairman of the Greenwich Hospital Corporation. Mr. Pivirotto was first elected to the Westinghouse Board in 1973.

                                  PAULA STERN, 48
                                  President
                                  The Stern Group, Inc. (economic analysis and trade advisory services) Washington, D.C.


A graduate of Goucher College, with a master's degree from Harvard University and two masters' degrees from the Fletcher School of Law & Diplomacy, Dr. Stern earned a PhD from the Fletcher School in 1976. From 1972 to 1988 she served the United States government in various capacities, including legislative assistant to U.S. Senator Gaylord Nelson, political analyst for the Carter-Mondale transition team, and commissioner and then chairwoman of the International Trade Commission. While serving as Senior Fellow at the Progressive Policy Institute, she is also a director of Scott Paper Company, Harcourt General and Dynatech Corporation. Dr. Stern was first elected to the Westinghouse Board in May 1992.

DIRECTORS WITH TERMS CONTINUING TO 1995
- ---------------------------------------

                                  RENE C. MCPHERSON, 69
                                  Retired Chairman
                                  Dana Corporation
                                  Toledo, Ohio

A graduate of Case Institute of Technology with an MBA from the Harvard Business School, Mr. McPherson joined the Dana Corporation in 1952 as a sales engineer. He held various executive positions with Dana, being elected executive vice president in 1966, president in 1968 and chairman and chief executive officer in 1972. Mr. McPherson retired from Dana to serve as dean of the Graduate School of Business at Stanford University from 1980 to 1983. He is a director of The Andersons, Banc One Corporation, Dow Jones & Company, Inc., Mercantile Stores Company, Inc. and Milliken & Company. Mr. McPherson was first elected to the Westinghouse Board in 1984.

                            RICHARD M. MORROW, 68
                            Retired Chairman and Chief Executive Officer
                            Amoco Corporation (petroleum and petroleum products) Chicago, Illinois


A graduate of Ohio State University, Mr. Morrow was elected president of Amoco Corporation in 1978 and served as chairman of the board and chief executive officer from 1983 until his retirement in February 1991. He was chairman of the executive committee and had served as a director of Amoco since 1976. He joined Amoco in 1948. From January 27, 1993 until June 30, 1993, Mr. Morrow served as Chairman of the Board of Directors of Westinghouse. Mr. Morrow is a director of First Chicago Corporation, The First National Bank of Chicago, R. R. Donnelly & Sons Co., Potlatch Corporation, the Marsh & McLennan Companies and Seagull Energy Corp. He also is chairman of the National Academy of Engineering. He is a member of the Business Council and serves as a trustee of the University of Chicago and Rush-Presbyterian-St. Luke's Medical Center. Mr. Morrow was first elected to the Westinghouse Board in 1986.

THE BOARD OF DIRECTORS AND ITS COMMITTEES
          In 1993, there were fifteen meetings of the Board. Each director attended at least 88% of all meetings of the Board and its committees on which the director served. Consistent with Westinghouse's long-standing practice and its by-laws, a majority of the members of the Board are "independent" as defined under the Corporation's by-laws. At the present time, there are ten members of the Board. During the course of the year, the Board intends to identify additional qualified candidates for director who will join the Board. In connection with a series of by-law changes adopted by the Board in December of 1992, the classified Board has been eliminated. As a result, all directors will be elected annually beginning in 1995, following the expiration of the current term of the last incumbent class.
          Westinghouse has four standing Board committees: the Audit Review Committee, the Committee on Environment and Health, the Management Compensation Policy Committee and the Nominating and Governance Committee. As required by the Corporation's by-laws, all members of the Management Compensation Policy Committee and Nominating and Governance Committee are "independent" as defined under the by-laws. In addition, all members of the Audit Review Committee and Committee on Environment and Health are "independent."

          The responsibilities of the Audit Review Committee include recommendation regarding the selection, retention and termination of the Corporation's independent accountants and review of the professional services, proposed fees and independence of such accountants. The Committee also reviews internal control systems, the annual audit plans, the Corporation's annual financial report to shareholders, and reports with respect to loss contingencies, the public disclosure of which may be legally required. The Committee exercises general oversight of pension and employee benefit plans and programs. In addition, the Committee addresses issues and reviews those matters relating to ethical conduct by the Corporation and its employees in all phases of the Corporation's activities. In performing its duties, the Committee consults with the independent accountants, internal auditors and management of the Corporation. The independent accountants and the internal auditors have direct access to the Committee, with and without the presence of management representatives. Mr. McLaughlin is chair of this Committee, and directors Carlucci, Gray, McPherson, Morrow, Pivirotto and Stern are members. There were three meetings held by this Committee during 1993.
          The Committee on Environment and Health oversees the Corporation's environment and health policies and plans. It reviews the Corporation's programs and procedures for the protection of and for compliance with laws and regulations relating to the environment. It also reviews health and safety issues affecting employees and the general public, and reviews significant pending or threatened environmental litigation and significant regulatory proceedings. Mr. Morrow is chair of this Committee, and directors Carlucci, Gray, Pivirotto and Stern are members. During 1993, there was one meeting held by this Committee and a special presentation on environmental matters was made to the Board at the request of the Committee.

          The Management Compensation Policy Committee makes recommendations to the Board concerning specific and general matters of management compensation. It periodically reviews management compensation policies and practices, determines incentive compensation awards and salary adjustments for officers, and administers the Annual Performance Plan and the Corporation's long-term incentive plans. During 1993, the Committee engaged an independent compensation consultant as advisers. Mr. Pivirotto is chair of this Committee, and directors Carlucci, McLaughlin, McPherson and Morrow are members. There were nine meetings held by this Committee during 1993.
          The Nominating and Governance Committee makes recommendations to the Board concerning the recruitment and selection of directors and the Chief Executive Officer. It seeks and aids in attracting qualified candidates for the Board, recommends to the Board candidates to be nominated by the Board for election at the annual meeting of shareholders and recommends candidates to fill vacancies in the Board or newly-created directorships. Mr. McPherson is chair of this Committee, and directors Gray, McLaughlin and Pivirotto are members. There were twenty-one meetings held by this Committee in 1993, the majority of which concerned the recruitment and selection of Chairman and Chief Executive Officer Michael H. Jordan.
          With respect to nominees to the Board, any shareholder desiring to recommend a candidate for consideration by the Nominating and Governance Committee should furnish to the Secretary a resume of the experience and qualifications of the proposed nominee and a written statement signed by the proposed nominee consenting to be nominated to the Board and to serve if elected. Pursuant to the Corporation's by-laws, any shareholder wishing to nominate a candidate at the 1995 Annual Meeting of Shareholders, must send such recommendation to the Secretary at the principal executive offices of Westinghouse on or before January 26, 1995. A candidate for director should be highly experienced, have knowledge and a background that will be useful to the Corporation and the ability to exercise sound business judgment. The candidate must also be willing and able to commit the time and effort needed to be an effective director.

DIRECTOR COMPENSATION
          A director who is an employee of the Corporation receives no additional compensation for services as a director. Directors who are not employees of the Corporation are paid an annual retainer of $22,000. Mr. Morrow received an additional retainer of $100,000 for 1993 in recognition of his significant contribution to the Corporation as Chairman of the Board from January 27, 1993 until June 30, 1993. Non-employee directors receive $1,200 for each Board and Committee meeting attended and receive a $2,000 annual fee for serving as a Committee Chair. Non-employee directors may also receive a $1,200 per diem fee for special services outside the scope of normal Board and Committee activities. For the significant time commitment and special efforts rendered in connection with the recruitment and selection of Chairman and Chief Executive Officer Michael H. Jordan, members of the Nominating and Governance Committee received special per diem fees in 1993. Mr. McPherson, Chair of the Committee, received $30,000 while Messrs. Gray, McLaughlin and Pivirotto each received $15,000. Non-employee directors may defer all or a portion of their retainer and fees on terms similar to the terms for deferral of annual and long-term incentive awards described on page 19. All directors who received special fees in

1993 deferred such fees . A director will receive deferred amounts in five annual installments following termination of service as a director. In the event of a change in control, these deferred amounts may be paid as prescribed by the Management Compensation Policy Committee.

          Each non-employee director elected at an annual meeting or continuing to serve on the Board subsequent to such meeting receives 400 common stock equivalents that yield dividend equivalents. These common stock equivalents are held in a deferred stock account, and are paid in Westinghouse common stock in January of the year following the year of termination of service as a director. In the event of a change in control of the Corporation, these stock equivalents will have a value based on the highest price of the common stock during the thirty days preceding such change in control and may be paid as the Management Compensation Policy Committee may prescribe. In April 1993, each continuing non-employee director was granted 400 common stock equivalents pursuant to the above-described program.
          Under the Advisory Director's Plan, a non-employee director who accumulates at least five years of Board service and retires at age 70 (or such earlier date as may be approved by the Advisory Plan committee) will receive a post-retirement annual payment of an amount equal to 100% of the annual retainer in effect at the time of the director's retirement. An eligible director receives one such annual payment for each full year of Board service up to a maximum of ten payments. In the event of a change in control, such benefits vest immediately and the value of unpaid benefits are paid on such terms as the Advisory Plan committee may prescribe.
          As part of its overall program to promote charitable giving, the Corporation established the Director's Charitable Giving Program funded by life insurance policies maintained by the Corporation on directors. A non-employee director, upon completing five years of Board service, and the chairman and chief executive officer of the Corporation, are eligible to participate in this program. Upon the death of an individual director, the Corporation will make a donation of $500,000 to a single qualifying charitable or other non-profit organization, or a donation of $250,000 to each of two such organizations, selected by the individual director. The Corporation will subsequently be reimbursed by life insurance proceeds. In the event of a change in control, donations may be made as of the date of such change and paid on such basis and in such form as the Program committee may prescribe. Individual directors derive no financial benefit from this program since all charitable deductions accrue solely to the Corporation.

TRANSACTIONS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS
          During 1993, the Corporation and its subsidiaries engaged in various transactions in the ordinary course of business with unaffiliated corporations of which certain of the non-employee directors are executive officers. The Corporation does not consider the amounts involved in any of these transactions to be material.
          In the normal course of its business, Westinghouse Communities, Inc.
(WCI), a subsidiary of the Corporation, conducts promotional campaigns pursuant to which it offers to sell property at discounted prices. These promotional campaigns are undertaken in an attempt to enhance the visibility and marketability of new projects. During

1993, as part of its ordinary course of promotional activities, WCI offered property, at discounted prices, to certain members of management as well as to individuals not associated with the corporation. Mr. Clark entered into an agreement to purchase and an option to purchase property from WCI for a total purchase price of $1,342,500, representing a discount of $152,500 from generally prevailing sales prices.

LITIGATION INVOLVING DERIVATIVE CLAIMS AGAINST DIRECTORS
          In December 1988, a derivative action was filed in the United States District Court, District of New Jersey, against the Corporation and certain of its previous and current directors (not including current directors Carlucci, Clark, Conrades, Gray, Jordan and Stern) seeking disqualification of such persons from continuing to serve as directors and other legal, equitable or declaratory relief as the court deems proper plus costs and attorneys' fees. This action alleged violations by the directors of certain provisions of the federal securities laws in connection with the construction of a nuclear power plant in the Republic of the Philippines. The complaint also asserted state law breach of fiduciary duty claims arising from the alleged failure to pursue causes of action the Corporation was alleged to possess against those individuals responsible for any alleged wrongdoing in connection with the procurement of the contract to construct the Philippines nuclear power plant. Relatedly, a 15 count lawsuit was filed against the Corporation in connection with the construction of a nuclear power plant in the Philippines. In July 1993 a jury ruled in favor of the Corporation on one of the counts. The remaining counts are the subject of an ongoing arbitration. On January 10, 1994, after numerous motions, the parties submitted to the District Court a stipulation dismissing the action without prejudice. In the stipulation, plaintiffs reserved the right to reinstate the action if the judgment in favor of the Corporation in July 1993 is reversed or modified or the Corporation is found liable on any other claim asserted against it arising out of the construction of a nuclear power plant in the Philippines, as stated above.
          In April and December 1991, derivative actions were filed in the United States District Court, Western District of Pennsylvania, against the Corporation and certain of its previous and current directors (not including current directors Clark, Conrades, Gray, Jordan and Stern) alleging violation of the directors' common law fiduciary duties in connection with the operation of Westinghouse Financial Services Inc. and Westinghouse Credit Corporation, former subsidiaries of the Corporation. This suit was amended in June 1992 to allege violations of the federal securities laws. All of the non-employee directors named as defendants have been dismissed without prejudice. This suit was dismissed in its entirety in July 1993. However, plaintiffs subsequently refiled the action and defendants have moved to dismiss the refiled complaint.
          In December 1991, a derivative action was filed in the same court against the Corporation and its previous and current directors (not including current directors Clark, Conrades, Gray, Jordan and Stern) alleging that the directors wasted corporate assets by paying to management incentive compensation for 1990 that was allegedly in excess of the limits permitted by the Annual Performance Plan. In
October 1992, the District Court dismissed the complaint, and the shareholder appealed to the Third Circuit. In December 1993, the Third Circuit affirmed the trial court's dismissal. The time period to appeal the Third Circuit's decision has not yet expired.

        In June 1993, a derivative action was filed in the Court of Common Pleas of Allegheny County against the Corporation and certain of its previous and current directors (not including current directors Conrades and Jordan) challenging the compensation paid to the non-employee directors and the compensation awarded to former Chairman and Chief Executive Officer Paul E. Lego at the time of his retirement. In November 1993, the trial court dismissed the suit for failure to make a demand on the Board. Plaintiffs appealed the dismissal but subsequently decided to voluntarily discontinue the case.

        Westinghouse and the individual director defendants believe that these actions are without merit and intend to defend the suits vigorously.

        In accordance with Article XVII of its by-laws, Westinghouse intends to indemnify the director defendants against reasonable expenses and any liability or amounts paid in settlement or incurred by them in connection with the foregoing to the extent not prohibited by law. In addition, Westinghouse maintains policies of insurance under which its directors are insured, subject to specified exclusions and deductibles and maximum amounts, against loss arising from any civil claim or claims which may be made against any director by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted as a director.

SECURITY OWNERSHIP
          The following table sets forth the number of shares of Westinghouse common stock beneficially owned on January 7, 1994 by each director and nominee, by each of the named executive officers and, as a group, by those persons and all other executive officers, as reported by each such person. On that date, all such persons as a group beneficially owned less than one percent of the outstanding common stock of the Corporation. Each person has sole voting and investment power over the shares reported, except as noted. No other equity securities of the Corporation or its subsidiaries, other than director qualifying shares, were beneficially owned, directly or indirectly, by any nominee, director, named executive officer or other executive officer on January 7, 1994.

                                                                               Amount and Nature of
         Name                                                                  Beneficial Ownership
- ----------------------------------------------------------------------------------------------------------
         F. C. Carlucci                                                          7,528 shares(1)(2)(3)
         G. M. Clark                                                           313,775 shares(4)
         G. H. Conrades                                                              0 shares(1)
         W. H. Gray                                                              4,223 shares(1)(2)
         M. H. Jordan                                                            1,688 shares
         W. C. Korn                                                             55,500 shares(4)
         P. E. Lego                                                          1,012,805 shares
         R. A. Linder                                                          303,230 shares(4)
         D. T. McLaughlin                                                       13,453 shares(1)(2)
         R. C. McPherson                                                        25,056 shares(1)(2)
         R. M. Morrow                                                           26,939 shares(1)(2)
         R. R. Pivirotto                                                         4,156 shares(1)(2)
         B. B. Staniar                                                         282,609 shares(4)
         P. Stern                                                                1,028 shares(1)
         R. A. Watson                                                          456,220 shares(4)
         All directors and all executive officers as a group                 3,378,701 shares(1)(2)(3)(4)(5)
- ----------------------------------------------------------------------------------------------------------

(1) Includes 2,655 common stock equivalents received by each non-employee director under the Corporation's Deferred Stock and Compensation Plan for Directors, except Mr. Carlucci, Mr. Gray and Dr. Stern who have received 1,977; 1,049; and 728 common stock equivalents, respectively. Mr. Conrades has not yet received any common stock equivalents.

(2) Directors Carlucci, Gray, McLaughlin, McPherson, Morrow and Pivirotto have deferred all or part of their annual retainer or fees. As a result of these deferrals, these directors will be entitled to receive at a future date 4,551; 2,774; 9,998; 15,801; 23,884 and 1,101 shares, respectively, which are reflected in the table, or cash in lieu of all or part thereof.
(3) Includes 1,000 shares over which Mr. Carlucci shares voting and investment power.
(4) Includes 271,802,  55,500,  986,548,  277,341,  280,000 and 452,000 not
    owned by Messrs. Clark, Korn, Lego, Linder, Staniar, and Watson, respectively, on January 7, 1994, but with respect to which they had the right to acquire beneficial ownership within 60 days through the exercise of stock options.
(5) Includes 8,648 shares held by immediate family members of executive officers (including 6,000 shares as to which beneficial ownership is disclaimed) and 3,118,809 shares not owned by directors and executive officers on January 7, 1994, but with respect to which they had the right to acquire beneficial ownership within 60 calendar days after such date through the exercise of stock options.

          The Corporation is not aware of any person who has or shares voting or investment power over more than five percent of the Corporation's common stock.
          Under the federal securities laws, the Corporation's directors, executive officers and holders of more than 10% of the Corporation's common stock are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock of the Corporation. Mr. Paul E. Lego after retiring from the Corporation but during the post-retirement continuing reporting period inadvertently failed to file two Form 4s on a timely basis to report seven transactions. Mr. Lego promptly reported the transactions upon learning that a filing was required.

EXECUTIVE COMPENSATION
          The following table sets forth information with respect to the compensation for services to the Corporation and its subsidiaries in 1991, 1992 and 1993 of those persons who served as chief executive officer during 1993, each of the other four most highly compensated executive officers of the Corporation at the end of 1993 and one person who would have been among the four most highly compensated executive officers but for the fact that he ceased active employment before year-end.

                                             SUMMARY COMPENSATION TABLE
                                                                                                   All Other
                             Annual Compensation                   Long-Term Compensation        Compensation(2)
                    ------------------------------------    -----------------------------------  ---------------
                                                                      Awards          Payouts
                                                             ----------------------  ---------
                                                   Other                 Securities
Name and                                          Annual    Restricted   Underlying
Principal                                         Compen-      Stock      Options/      LTIP
Position            Year   Salary     Bonus(1)   sation(2)    Award(s)   SARs(#)(3)    Payouts
- ----------------------------------------------------------------------------------------------------------------
M. H. Jordan  ........1993  $503,799          $0        --          0    1,000,000      N/A         $  407,075(4)
Chairman     .........1992       N/A         N/A       N/A        N/A          N/A      N/A                N/A
and Chief    .........1991       N/A         N/A        --        N/A          N/A      N/A                 --
Executive
Officer

P. E. Lego   .........1993  $ 58,333           0         --         0            0    $418,000      $1,401,750(5)
Former       .........1992  $699,996           0    $13,411         0       50,000           0      $   11,575
Chairman     .........1991   677,083           0         --         0      700,000           0              --
and Chief
Executive
Officer

G. M. Clark(6) .......1993  $481,742    $400,000         --          0     130,000    $136,800          $7,075(7)
President      .......1992  $277,491    $300,000     $5,082          0      15,000           0          $8,717
               .......1991  $266,988           0         --          0     230,000           0              --

R. A. Watson   .......1993  $660,000    $630,000         --          0      80,000  $3,795,066(8)   $5,075,165(9)
Former         .......1992  $304,545    $300,000     $4,500 $2,859,750(10) 452,000         N/A      $  406,866
Chairman and   .......1991       N/A         N/A         --        N/A         N/A         N/A              --
Chief Executive
Officer, Financial
Services

B. B. Staniar  .......1993  $418,414    $400,000         --           0     80,000    $136,800          $7,075(7)
Chairman, Knoll.......1992  $363,996    $300,000     $6,865           0     15,000           0          $8,949
& Group W
Broadcasting   .......1991  $354,996           0         --           0    230,000          --

W. C. Korn     .......1993  $395,004    $325,000         --           0     58,000    $370,000          $7,075(7)
President      .......1992       N/A(11)     N/A        N/A         N/A        N/A         N/A             N/A
Group W        .......1991       N/A(11)     N/A         --         N/A        N/A         N/A              --
Broadcasting

R. A. Linder          1993  $340,250   $200,000         --           0      80,000    $136,800       $7,075(7)
President             1992  $300,000   $160,000      $5,245          0      29,186           0       $8,998(12)
Electronic            1991  $283,328          0         --           0     230,000           0           --
Systems

(1) This column shows awards of incentive compensation under the Annual Performance Plan. The recipient of an award may elect to defer up to 50% of the award, to be paid either (i) in one installment in any future year not later than the year of normal retirement, or (ii) in a lump sum or annual installments after termination of service. The deferred amount is treated as if it were invested in putative convertible debentures with a fixed interest rate, compounded annually, equal to the seven year U.S. Treasury Bond rate (or future equivalent U.S. Treasury security rate if the seven-year U.S. Treasury Bonds are not issued during the relevant week) for the week preceding the regular January Board meeting on or after the date of the award. Each debenture is deemed to have a face value of $100 and is deemed to be convertible into shares of Westinghouse common stock at a conversion rate determined by dividing $100 by the mean of the high and low prices of Westinghouse common stock as reported by the composite tape of the New York Stock Exchange on the last trading day preceding the regular January Board meeting. At the time a deferred installment is paid, the employee receives the greater value of (i) the cash amount equal to the face value of such debentures due for such installment, plus cash equal to accrued interest on such installment, or (ii) shares of the Corporation's common stock equaling the number of shares into which the debentures due for such installment are convertible at the above conversion rate, plus cash equal to accrued interest on such installment. In the event of a change in control, shares are valued based upon the highest price of the common stock during the thirty days preceding such change in control. A participant who has deferred compensation until after termination of service may elect, after attaining age 57 1/2 and prior to ceasing to be an employee, to establish the ultimate payable value of each putative debenture based on the fair market value of the Corporation's common stock as of the day on which notice of the election is received by the Corporation.
(2) Information for years prior to fiscal 1992 is not required to be disclosed. However, the amounts for all years were less than $50,000.
(3) Options granted in 1993 under the 1993 Long-Term Incentive Plan (the 1993-Plan) are subject to shareholder approval of that plan.
(4) This amount consists of (i) a special $400,000 payment to the named executive officer pursuant to an employment agreement between the Corporation and that officer in connection with the commencement of his employment and in lieu of annual incentive for 1993, and (ii) $7,075 contributed for 1993 by the Corporation to such officer's account pursuant to the contributory provisions of the Westinghouse Personal Investment
    Plan.
(5) This amount consists of (i) a special $800,000 payment to the named executive officer pursuant to a separation agreement between the Corporation and that officer in connection with the officer's retirement,
     (ii) a $600,000 payment for consulting services during 1993, and (iii) $1,750 contributed for 1993 by the Corporation to such officer's account pursuant to the contributory provisions of the Westinghouse Personal Investment Plan.
(6) Mr. Clark was Interim Chief Executive Officer for the period January 27, 1993 to June 30, 1993.
(7) The amounts shown in this column for 1993 consist of 1993 contributions by the Corporation to the account of the named executive officer pursuant to the contributory provisions of the Westinghouse Personal Investment Plan.
(8) This award was made under the 1992-94 Equity Plus Program and was measured based on the financial performance of WFSI.
(9) This amount consists of (i) $2,070,000 which reflects the sum of $1,200,000 (the $300,000 minimum annual incentive awards for each of calendar years 1994, 1995, 1996 and 1997 in accordance with the executive's original employment agreement) plus $870,000 (the amounts by which the annual incentive awards for calendar years 1994, 1995, 1996, and 1997 exceeded the respective minimum annual incentive awards guaranteed under the original employment agreement and thereby reflect his performance against established objectives) as more fully described on pages 26 and 31;
     (ii) $2,904,000 for salary he would have been entitled to under his original employment agreement for the period January 1, 1994 through December 31, 1997, as more fully described on pages 26 and 31; (iii) $94,090 in lieu of certain benefit programs he would have been entitled to under his original employment agreement; and (iv) $7,075 contributed for 1993 by the Corporation to such officer's account pursuant to the contributory provisions of the Westinghouse Personal Investment Plan.
(10) One-third of this award vested June 29, 1993 and was paid during 1993.
     The value on December 31, 1993 of the remaining two-thirds of this award outstanding was $2,106,591. This value was based on a market interest rate of 6.88% applied through December 31, 1993.
(11) Mr. Korn became an executive officer of the Corporation in October 1993.
(12) The amount shown in this column for 1992 consists of (i) $6,866 contributed for 1992 by the Corporation to the account of the named executive officer pursuant to the contributory provisions of the Westinghouse Personal Investment Plan, and (ii) $2,132 as a benefit to the named executive officer of the Corporation's premium payments made in 1992 for split dollar life insurance.

OPTION GRANTS
          The following table shows all grants in 1993 of stock options to the executive officers named in the summary compensation table on page 18. All of these grants were made under the 1993 Long-Term Incentive Plan (the 1993-Plan) and are subject to shareholder approval of that plan. No stock appreciation rights were granted during 1993.

                                 OPTION GRANTS IN LAST FISCAL YEAR

                                 Percent of Total                                            Grant Date
                                 Options Granted                                           Present Value(3)
                     Options       to Employees      Exercise or      Expiration        Per Share       Total
Name              Granted (1)(2)  in Fiscal Year     Base Price          Date
- --------------------------------------------------------------------------------------------------------------
M. H. Jordan          750,000                          $15.44           6/30/03           $5.56     $4,170,000
                      250,000           20%            $26.00           6/30/03           $3.49     $  872,500

P. E. Lego               0               0%              N/A              N/A              N/A             N/A

G. M. Clark           130,000            3%            $15.44           5/26/03           $5.56     $  722,800

R. A. Watson           80,000            2%            $15.44           5/26/03           $5.56     $  444,800

B. B. Staniar          80,000            2%            $15.44           5/26/03           $5.56     $  444,800

W. C. Korn             58,000            1%            $15.44           5/26/03           $5.56     $  322,480

R. A. Linder           80,000            2%            $15.44           5/26/03           $5.56     $  444,800

(1) All stock options were granted to the named executive officers on May 26, 1993, except those options granted to Mr. Jordan which were granted effective June 30, 1993. These stock options were granted in tandem with limited rights. Options granted to date under the 1993-Plan are for a term of ten years from the date of award, or such lesser term as may be determined by the Committee. Except in the event of a change in control, generally an option is exercisable in whole or in part after the commencement of the second year of its term and until the option terminates. Limited rights are exercisable only in the event of a change in control and during the thirty days immediately following such change. When a limited right is exercised, the employee is entitled to receive the difference between the exercise price and the greater of (i) the highest sales price of the common stock during the sixty days prior to exercise, or (ii) the highest price paid for the common stock in the change in control transactions during such period. Under the 1993-Plan, the purchase price of stock under each option may not be less than the fair market value of the stock on the date the option is granted. Reload options are granted to employees at the time of an exercise of a stock option through a stock swap. The reload option is granted for the number of shares the employee tenders to pay the exercise price of the related option.

(2) Total options granted to all other executive officers under the 1993-Plan was 522,500. Other options granted under the 1993-Plan totaled 425,500. All options granted under the 1993-Plan are subject to shareholder approval of that Plan.

(3) These values were derived using the Black-Scholes option pricing model and the following common assumptions, all of which are representative of conditions existing when these stock options were granted: stock price volatility .28; dividend yield 2.7%; interest rate 6.5%; and a ten-year term. There were no adjustments made for non-transferability or risk of forfeiture. The values and assumptions presented here were provided by Frederick W. Cook & Co., Inc. The actual value, if any, that an executive officer may realize from his stock options (assuming that they are exercised) will depend solely on the gain in stock price over the exercise price when the shares are sold.

OPTION EXERCISES AND FISCAL YEAR-END VALUES
          The following table provides information as to the unexercised options to purchase the Corporation's common stock granted in 1993 and prior years to the named executive officers and the value of options held by them at year-end. None of the named executive officers exercised any options during 1993.

                                             FISCAL YEAR-END OPTION VALUES

                                          Number of Securities                    Value of Unexercised
                                         Underlying Unexercised                        Options at
                                       Options at Fiscal Year-End                  Fiscal Year-End(1)

Name                                     Exercisable   Unexercisable(2)        Exercisable    Unexercisable
- -----------------------------------------------------------------------------------------------------------
M. H. Jordan                                  0            1,000,000               $0              $0
P. E. Lego                                 986,548              0                  $0              $0
G. M. Clark                                271,802           130,000               $0              $0
R. A. Watson                               452,000            80,000               $0              $0
B. B. Staniar                              280,000            80,000               $0              $0
W. C. Korn                                  55,500            58,000               $0              $0
R. A. Linder                               277,341            80,000               $0              $0

(1) Based on the closing price of the Corporation's common stock as reported by the composite tape of the New York Stock Exchange on December 31, 1993 ($14.125).

(2) These options are unexercisable because they have not vested under their terms.

LONG-TERM INCENTIVE PLAN AWARDS
             The following table describes Equity Plus Grants granted in 1993 under the 1984 Long-Term Incentive Plan (the 1984-Plan) to the named executive officers of the Corporation.

                          LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                  Performance or
                                   Other Period                         Estimated Future Payouts
                                Until Maturation                   Under Non-Stock Price-Based Plans
Name                Grants (1)       or Payout           Minimum       Threshold       Target        Maximum
- -------------------------------------------------------------------------------------------------------------
M. H. Jordan        $500,000(2)       2 years              $0          $175,000       $500,000     $1,500,000
P. E. Lego               0
G. M. Clark              0
R. A. Watson             0
B. B. Staniar            0
W. C. Korn               0
R. A. Linder             0

(1) Under the 1992-94 long-term incentive Equity Plus program, contingent dollar grants are made for a three-year performance period. The value of the grants depends upon the achievement of financial performance targets over the period approved by the Management Compensation Policy Committee. Mr. Jordan's grant is for the 1992-1994 performance period and is on the same basis as other awards made to senior executives in 1992. The performance targets for these grants are income before taxes of the Corporation's ongoing core businesses (excluding accounting changes, WFSI performance, and certain 1993 fourth quarter charges related to restructuring and other strategic actions) and investment turnover (computed as sales divided by average investment) which must be achieved to receive the targeted cash award. To the extent performance targets are met, the grants have the potential to increase in proportion to the appreciation in the Westinghouse common stock price during the three-year performance period, measured from July 28, 1992, and therefore may exceed the maximum value shown above. The award, if any, after the withholding tax, is converted to and paid in shares of Westinghouse common stock based upon the stock price at the time the final award is determined. Failure to achieve the threshold performance results in no award. The entire award or some portion thereof may be deferred under the deferral arrangements described on page 19. In the event of a change in control, Equity Plus grants may be deemed to have been earned and such amounts, as well as any grants previously earned and deferred, may be paid on such basis as the Management Compensation Policy Committee may prescribe.

(2) A grant under the 1992-1994 Equity Plus Program was awarded to Mr. Jordan upon the commencement of his employment June 30, 1993. No Equity Plus grants were made for the period 1993-1995.

PENSION BENEFITS
          With the exception of Mr. Lego, all of the individuals named in the summary compensation table on page 18 are participants in the Westinghouse Pension Plan, which is a defined benefit plan. The Plan is designed to provide retirement income related to an employee's salary and years of active service. The cost of the Plan is paid by both Westinghouse and employee contributions. All Westinghouse contributions are actuarially determined. The Corporation's contributions to the Plan with respect to the individuals named in the summary compensation table cannot readily be separately or individually calculated by the actuaries for the Plan. As of December 31, 1993, the individuals named in the summary compensation table had the following credited full years of service under the Plan: Mr. Jordan, 0 years; Mr. Clark, 36 years; Mr. Staniar, 13 years; Mr. Korn, 3 years; Mr. Linder, 36 years; and Mr. Watson, 25 years. At the time of his retirement, Mr. Lego had 36 years of credited service under the Plan. Upon his retirement, Mr. Lego elected to receive a lump sum distribution from the Plan and as a result, is no longer accruing any benefits under the Plan. The Plan provides for the vesting of all participants in the event of a change in control of the Corporation.
          In addition to the benefits provided by the Westinghouse Pension Plan, the Westinghouse Executive Pension Plan provides for supplemental pension payments to a group of executives, including those named in the summary compensation table other than Mr. Lego. Upon retirement, such individuals who meet the age and service requirements for retirement under the Westinghouse Pension Plan and contribute to that plan are entitled to receive supplemental payments under this Plan which, when added to their pensions under the Westinghouse Pension Plan, result in a total annual pension equal to 1.47% for each year of service multiplied by their "average annual compensation" as defined by the Plan. Average annual compensation is equal to the sum of the average of the five highest annualized December base salaries and the average of the five highest annual incentive awards, each in the last ten years of employment. In the event of retirement prior to age 60, the total annual pension will be reduced by an amount equal to the reduction in the benefits payable under the Westinghouse Pension Plan. Participants become vested in the event of a change in control and benefits under the Westinghouse Executive Pension Plan may be paid on a present value or other basis.
          For purposes of illustration, the following table indicates the approximate amounts of annual retirement income that would be payable at the present time under various assumptions as to average annual compensation and years of service to employees who participate in the Westinghouse Pension Plan and are eligible for supplemental payments pursuant to the Westinghouse Executive Pension Plan. The amounts presented in the table are based upon straight life annuity amounts and are not subject to any reduction for Social Security benefits or other offset amounts.

Five year average             Estimated annual pension for
compensation including        specified years of credited service
incentive award               ---------------------------------------------------------------------------------
                                  15             20            25            30             35            40
- ---------------------------------------------------------------------------------------------------------------
     $  100,000                $ 22,050        $ 29,400      $ 36,750      $ 44,100      $ 51,450      $ 58,800
        300,000                  66,150          88,200       110,250       132,300       154,350       176,400
        500,000                 110,250         147,000       183,750       220,500       257,250       294,000
        700,000                 154,350         205,800       257,250       308,700       360,150       411,600
        900,000                 198,450         264,600       330,750       396,900       463,050       529,200
      1,100,000                 242,550         323,400       404,250       485,100       565,950       646,800
      1,500,000                 330,750         441,000       551,250       661,500       771,750       882,000
      2,000,000                 441,000         588,000       735,000       882,000     1,029,000     1,176,000


EMPLOYMENT AND SEVERANCE ARRANGEMENTS
Michael H. Jordan
          In June 1993, the Corporation retained the services of Michael H. Jordan as Chairman and Chief Executive Officer of the Corporation. Under the terms of Mr. Jordan's employment agreement, he will receive an annual base salary in 1993 and 1994 of $1,000,000, of which $503,799 was paid for the period he was employed during 1993. Beginning in 1995 Mr. Jordan's annual base salary will be subject to yearly review. Mr. Jordan is eligible for annual incentive awards based on performance measures set by the Management Compensation Policy Committee. In lieu of annual incentive compensation for 1993, Mr. Jordan received $400,000 upon entering into his employment agreement, and his incentive compensation for 1994 will not be less than $300,000.
          Under the agreement, Mr. Jordan received a $500,000 Equity Plus grant for the 1992-1994 performance cycle. The potential value of this grant, which is subject to the same performance measures as other Equity Plus grants made in 1992, is set forth in the table on page 23. Mr. Jordan also received options to purchase an aggregate of 1,000,000 shares of common stock of the Corporation, as set forth in the table on page 21, subject to shareholder approval of the 1993-Plan. The exercise price of these options are set forth in the table on page 21. Beginning in 1996, or earlier if the Management Compensation Policy Committee so determines, he will be eligible to receive long-term incentive grants on the same basis as other senior-level executives of the Corporation.
          The agreement further provides that Mr. Jordan will participate in the Westinghouse Executive Pension Plan and specifically modifies the requirement that he complete five years of continuous service and provides that there will be no actuarial reduction for commencement of supplemental pension benefits prior to age 65. Such benefits are subject to Mr. Jordan contributing the maximum amounts possible to the Westinghouse Pension Plan during his employment.

          Mr. Jordan's employment agreement extends until he attains age 65, or until termination in accordance with the terms of the agreement, whichever is earlier. In the event of termination by the Corporation without cause, Mr. Jordan is entitled to a lump-sum payment equal to two times his highest base salary plus the greater of i) the sum of his two most recent actual annual incentive awards, or ii) two times his highest annual incentive target award opportunity. He would also receive prorated incentive payments and other specified benefits.

PAUL E. LEGO
          On January 27, 1993, Mr. Lego announced his intention to retire from the Corporation effective February 1. In recognition of his November 1992 strategic initiatives and willingness to perform consulting services after retirement, Mr. Lego, upon his retirement, received the following: a special separation allowance of $800,000; a total annual pension benefit recalculated from approximately $710,000 to approximately $910,000 based on his attaining age 65 and as if he had received compensation for two years that would have placed him in approximately the 50th percentile of total annual compensation received by chief executive officers of similarly sized diversified corporations; and an annual fee of $600,000 for 1993 and 1994 for his services as a consultant to the Corporation. Stock options granted to Mr. Lego in 1992 were deemed vested at the time of his retirement.
          Upon his retirement, Mr. Lego was also eligible, to the extent that annual incentive awards were paid by the Corporation for 1993 under the Annual Performance Plan, to be considered for payment of a full award for 1993; the Management Compensation Policy Committee determined, however, that no annual incentive would be paid. Mr. Lego was eligible to receive payment on a non-prorated basis of the contingent Equity Plus grants made to him in 1991 and 1992 for measurement periods ending in 1993 and 1994, respectively, to the extent such awards were made to other executives. He was paid $418,000 on this basis for the measurement period ended in 1993.

ROBERT A. WATSON
          In 1992, the Corporation retained the services of Robert A. Watson as president and chief executive officer of WFSI and its affiliated companies. Because the announced plan to exit the financial services business has been substantially completed, the Corporation and Mr. Watson entered into an amendment of his employment agreement which resulted in his being placed on a paid leave of absence as of December 17, 1993.
          Under the terms of Mr. Watson's original employment agreement, he received a monthly base salary of $50,000, subject to a minimum 10% increase on January 1, 1993 and 1994. Upon entering into his employment agreement, he received a special payment of $400,000.
          Under the original agreement, Mr. Watson received a grant of 452,000 stock options having a per share exercise price of $17.44, the average price of Westinghouse common stock on the date of grant. These options have a term of ten years and vested one year from the date of grant. Mr. Watson received on June 29, 1992 a grant equivalent in value to 164,000 shares of Westinghouse common stock at $17.44 per share. He also received a $2,000,000 Equity Plus grant for the three-year performance period ending in 1994. The agreement further provided certain pension benefits to Mr. Watson under the Westinghouse Executive Pension Plan.

          Mr. Watson and the Corporation entered into an amendment of his original employment agreement effective as of December 17, 1993. The amendment provides that Mr. Watson would be placed on a paid leave of absence through December 31, 1997, which, under his original employment agreement, entitled him to receive a lump sum cash payment of all guaranteed amounts. The terms of the amendment reflect the outstanding job by Mr. Watson in reducing, by over $8.7 billion, the net portfolio exposure at Financial Services. In addition, it reflects the substantial progress made in disposing of assets at Financial Services ahead of schedule and at prices in excess of net book value. As a result of these dispositions, Mr. Watson would have exceeded his target annual incentive for the remainder of his employment agreement. The amendment provides for cash payments to Mr. Watson equal to (i) an annual incentive award of $630,000 for 1993, an annual incentive award of $570,000 for 1994 and the target annual incentive award of $500,000 for 1995 through 1997, rather than the $300,000 annual incentive guaranteed under his original employment agreement for these years, (ii) an award of $3,795,006 for his outstanding 1992-94 Equity Plus Grant in lieu of the $1,000,000 guaranteed under the original employment agreement, and $2,904,000 for salary for the years 1994 through 1997, as provided in his original employment agreement. The amendment also provides that the non-vested portions of his grant under the Corporation's deferral program equivalent in value to 164,000 shares of Westinghouse common stock vested on December 17, 1993 and has been paid in cash. While on a paid leave of absence, Mr. Watson will continue to accrue service for pension purposes and will be entitled to begin receiving a pension benefit on January 1, 1998.

OTHER COMPENSATION
          The Board has determined that employees receiving payments pursuant to change in control provisions of any compensation or other employee benefit plan should not be adversely affected by any tax imposed on such payments by reason of Section 4999 of the Internal Revenue Code of 1986, as amended, and has authorized the Corporation to make additional payments in an amount sufficient to satisfy any such tax liability.

MANAGEMENT COMPENSATION POLICY COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Committee, which is composed entirely of outside independent directors, monitors, reviews and approves the design and implementation of the Corporation's executive compensation system. The Committee also determines the amount and form of compensation for the CEO. For purposes of making compensation determinations, the Committee uses broad based industry surveys of what executives with comparable responsibilities are paid and evaluates individual performance. In 1993, the Committee retained the services of Sibson & Company, Inc., a compensation specialist, to review the executive compensation program and to provide the Committee with the results of their evaluation of the Corporation's compensation system. Sibson & Company continues to provide advice to the Committee on executive compensation matters. In 1993, the Committee performed a complete review of the executive compensation system and implemented a number of changes to insure that executives are fairly rewarded for their performance and to realign the specific performance criteria to the needs of the Corporation.

THE WESTINGHOUSE EXECUTIVE COMPENSATION PROGRAM -- The Westinghouse executive compensation program is a pay for performance based total compensation system consisting of base salaries and incentives that pay executives for the achievement of performance levels designed to increase shareholder value of the Corporation. These incentives consist of annual incentives, which reward for achievements against pre-established goals, and long-term incentives, which reward for significant increases in the value of the businesses over several years.

The executive compensation system enables the Corporation to reward those executives whose performance increases shareholder value. The system also enables the Corporation to hire, retain and motivate high-quality globally oriented executives who successfully meet the immediate business challenges and improve the long-term performance of the Corporation. The system of base salaries, annual and long-term incentives is designed:

o to pay for performance as measured against predetermined Corporate and Business Unit financial and non-financial goals;

o to link annual and long-term incentive compensation opportunities to performance goals that will benefit shareholders;

o to encourage stock ownership and provide a significant portion of long-term incentives in the form of stock options, aligning the executive's interests with those of shareholders; and

o to pay base salaries and provide total compensation opportunities which are competitive as measured against industry norms in order to motivate, attract and retain key personnel.

For purposes of measuring competitive compensation opportunities, the Committee uses a manufacturing industry survey prepared by Management Compensation Services, a division of Hewitt Associates. This survey of 289 companies, which derive over 50% of their revenue from manufacturing operations, provides information on base salaries and annual incentives paid to executives. The data is segregated by industry classification, assigned responsibilities and size of business as measured by sales revenue. The Committee targets the median or 50th percentile for comparable size and scope of responsibilities of this database for purposes of establishing base salary and annual incentive opportunities for Westinghouse executives. A separate specific broadcasting industry survey is used for executives in that business segment.

For purposes of measuring competitive long-term incentive opportunities, the Committee uses a survey conducted by Frederick W. Cook, Inc. on behalf of 37 multibillion dollar revenue companies. This survey uses a consistent methodology for converting all forms of actual long-term incentive grants into equivalent annual stock option grants. The Committee targets the median or 50th percentile of this survey for the purposes of making competitive long-term incentive grants.

BASE SALARIES -- Each executive officer position is assigned a grade and a salary range which takes into consideration the level of responsibility involved, the knowledge and experience required, and competitive levels as determined from the survey data. Each year, the executive's performance is evaluated against financial and non-financial goals. Any base salary increases are based on an evaluation of individual, corporate and business unit performance. Each year, recommendations for salary adjustments for all executives are prepared by the chief executive officer and are reviewed, modified where appropriate, and approved by the Committee.

In June 1993, as part of its review of executive compensation practices, the Committee adjusted some base salaries that were below the competitive 50th percentile as determined from the previously mentioned survey. These special base salary adjustments considered the executive's performance and the competitive salary range. Targeted annual incentive award opportunities were revised downward for 1993 by the same amount to maintain competitive total compensation opportunity.

ANNUAL INCENTIVE -- The Committee administers the Annual Performance Plan, a shareholder-approved plan under which annual incentive compensation may be paid to executive officers of the Corporation of up to 5% of consolidated net income of the Corporation before deducting income taxes and subject to certain exclusions the Committee may make. The Committee determined to exclude the fourth quarter 1993 charge related to restructuring and other strategic actions. The restructuring charges resulted from actions taken in order to achieve the Corporation's goal of higher future performance and increased shareholder value.

For 1993, the Committee established early in the year threshold and target financial objectives for the total Corporation and each individual business unit. Some of the executive officers were measured solely on the basis of corporate income before tax. Awards for executive officers associated with a specific business unit were weighted 75% on the performance of their business unit and 25% on the basis of Corporate performance. Business unit performances were measured against pre-determined objectives typically on the basis of 55% income before tax, 25% cash flow and 20% specific non-financial initiatives. Other executive officers were measured up to 80% on the basis of corporate income before tax against the pre-determined objectives, with the remainder based on performance against specific strategic initiatives.

Overall corporate financial performance, after the exclusion of extraordinary items, was above threshold but below target objective due primarily to the poor performance of Environmental Services. All other business units were above threshold, with four of the business units' financial performance being above previously established target objectives. As a result of this financial performance, the Chief Executive Officer made an award recommendation for each executive officer of the Corporation. These recommendations were reviewed with and, to the extent determined appropriate, approved by the Committee. Annual incentive awards for 1993 to current executive officers as a group totaled $3,044,100.

LONG-TERM INCENTIVES -- Long-term incentive opportunities were granted to executive officers during 1993 in the form of non-qualified stock option grants. These stock option grants were made to provide a performance based incentive that rewards executives when shareholder value increases. This long-term incentive opportunity is also intended to promote a sense of ownership, both direct and potential, on the part of executives, and to establish a community of interest with shareholders. Option grants for 1993 were made to executives based on their level of responsibility and an evaluation of individual, corporate and business unit performance using the 50th percentile of data from the Frederick W. Cook, Inc. survey referenced earlier. In determining the grant level, principal emphasis was placed on such factors and the executive's potential role in increasing shareholder value, and the number of shares currently owned directly and through various deferral arrangements by an executive were not considered.

In prior years, a portion of the long-term incentive opportunity granted to executive officers was made in the form of an Equity Plus grant. An Equity Plus grant is a long-term contingent dollar grant that can increase or decrease in value during a three-year measurement period, depending upon two multipliers. The first multiplier is based on the financial performance of the Corporation or specific business unit as measured against income and balance sheet objectives. An executive officer can receive from zero up to three times the original grant amount based on the Corporation's or business unit's performance against objectives over the measurement period. The second multiplier is based on stock appreciation during the same measurement period. Again, if the market value of the stock increases, both the executive and the shareholder benefit. However, the stock multiplier is applied only when the stock price increases and the threshold financial performance measurements are met. The executive may defer 100% of any awards of Equity Plus grants made by the Committee and amounts currently paid are generally made in shares of Westinghouse common stock.

Equity Plus grants for the period 1991-1993 to all current executive officers as a group had a total dollar grant value of $2,704,000 and were contingent on financial performance for the Corporation and for specific business units for the measurement period. For all current executive officers as a group, awards with a total dollar value of $1,928,056 were made to 16 of the 18 executive officers. Of the 16 executive officers, 7 received grants contingent on the performance of their specific business unit, while 9 received grants contingent on Corporate performance. As implemented, the financial performance objectives for Corporate performance were measured 100% on income before tax of the Corporation's ongoing core businesses after achieving targeted investment turnover (sales divided by investment) goals. Financial performance objectives for business unit executives were measured 50% on business unit income before tax and 50% on investment turnover.

Corporate financial performance as measured against the above indicated goals for the three-year period of 1991-1993 was 0.38 of the target objective, which was above the threshold Corporate performance level that was established. For business unit executive officers, one business unit failed to achieve threshold performance and that award will not be paid. The other six business units' performance multipliers ranged from 0.85 to 1.99 for financial performance over the three year period. In measuring Corporate performance, the Committee had ex-cluded the operations designated for sale as part of the November 1992 restructuring plan and the Financial Services business unit financial performance during the period in order to motivate executives to focus on building shareholder value of the ongoing businesses of Westinghouse through operating performance. The Committee also excluded the fourth quarter 1993 charge related to restructuring and other strategic actions which are intended to result in higher future performance and increased shareholder value. The stock multiplier was not applicable to any of the awards. Non-deferred awards, after tax-withholding, were generally paid in Westinghouse common stock.

EMPLOYMENT CONTRACTS -- The compensation for Mr. Jordan, Chairman and Chief Executive Officer of the Corporation, Mr. Lego, former Chairman and Chief Executive Officer, and Mr. Watson, former chairman and chief executive officer of the Corporation's Financial Services unit, are determined through contracts. Mr. Jordan's and Mr. Lego's contracts are discussed under CEO Compensation; Mr. Watson's contract is discussed below. No other executive officers had contracts in 1993.

In June 1992, the Corporation retained the services of Robert A. Watson as president and chief executive officer of its Financial Services unit, and entered into an employment contract with him in that capacity structured to attract and motivate Mr. Watson to accept the challenges presented by the Corporation's financial services business. That agreement is described on pages 26 and 27. Due to the level of disposition of Financial Services assets that has been achieved while Mr. Watson has managed this unit, Mr. Watson would have been entitled to resign in July 1994 and receive benefits under this contract for a termination other than by voluntary resignation or for cause.

As, under Mr. Watson's management, the Corporation has substantially completed the portion of its November 1992 restructuring plan relating to exiting the financial services business, the Corporation and Mr. Watson mutually agreed that he would cease to be an active employee and would resign all offices and titles with the Corporation as of December 17, 1993. In accordance with his amended contract, Mr. Watson received during 1993 cash payment of all guaranteed amounts to which he would have been entitled had he continued to be actively employed by the Corporation to July 1994. His outstanding stock options have vested and are exercisable until the end of their respective terms, subject, in the case of the grant under the 1993 Long-Term Incentive Plan, to shareholder approval of that plan.

During Mr. Watson's time in office, the net portfolio exposure of the Financial Services unit was reduced by over $8.7 billion. In 1993, proceeds from the disposition of assets for which Mr. Watson was responsible were more than 10% above net book value. As a result, the Committee determined that Mr. Watson had performed in an outstanding manner as reflected in the substantial reduction of net portfolio exposure in less than half the time originally anticipated and in the very favorable prices obtained against the original estimates in selling assets. Accordingly, the Committee determined that Mr. Watson had achieved the maximum target under the 1992 Equity Plus grant and he received an award with respect to this grant of $3,795,066 (the maximum award of $4,000,000, reduced to reflect payment at this time). No multiplier based on stock price appreciation was applicable to this award. Based on a target award provision of $500,000 in his employment contract and on the above-described performance, the Committee also set Mr. Watson's annual incentive awards for 1993 through 1997 at $630,000, $570,000, $500,000, $500,000, and $500,000, respectively, rather than the $300,000 annual guaranteed amount provided in the contract. The Committee thus authorized $870,000 more in annual incentives than Mr. Watson would have received according to the terms of his original employment agreement. The Committee determined that this was an appropriate recognition of the achievement of the reduction of net portfolio exposure in less than half the time anticipated and the very favorable prices obtained in selling assets.

CHIEF EXECUTIVE OFFICER -- On June 30, 1993, the Corporation retained the services of Michael H. Jordan as Chairman and Chief Executive Officer of the Corporation. The terms of the Corporation's employment contract with Mr. Jordan were negotiated by the Committee and were structured to attract Mr. Jordan to accept the challenges presented by the Corporation's businesses, to motivate him to take the actions necessary and to reward him for increased value to shareholders. The major provisions of this agreement are summarized on pages 25 and 26.

Mr. Jordan's base salary, annual incentive and long-term incentive compensation are paid in accordance with this agreement. In negotiating and reviewing the agreement, the Committee referenced information provided by executive compensation consulting firms -- Sibson and Company and Towers-Perrin -- regarding compensation levels for chief executive officers of companies of similar size and diversity as the Corporation. Mr. Jordan's 1994 guaranteed total compensation consists of a base salary of $1,000,000 and minimum 1994 annual incentive of $300,000. Mr. Jordan's initial base salary was set in part based on 1) competitive base salaries, 2) annual salary reviews not beginning until calendar year 1995, and 3) to compensate for housing and transportation expenses Mr. Jordan will incur in lieu of immediate relocation expenses. He received a signing bonus of $400,000 in lieu of any annual incentive for 1993.

Mr. Jordan's long-term incentive opportunities include stock options for 1,000,000 shares of Westinghouse common stock, which are subject to shareholder approval of the 1993 Long-Term Incentive Plan, and a $500,000 Equity Plus grant for the period 1992-1994.

The large initial grant of stock options is "front-end-loaded" in replacement of annual grants that would normally be made over the next three years. 750,000 of the options have an exercise price of $15.4375 per share, the market price on the date of grant, to motivate and reward Mr. Jordan for the value provided to shareholders during his tenure. 250,000 of the options have an exercise price of $26.00 per share as an additional incentive to increase the value of Westinghouse beyond the current value. The Equity Plus incentive opportunity has the same performance measures and other requirements as those applicable to the outstanding 1992-1994 Equity Plus grants to other senior-level corporate executives and was intended to place him on a par with these executives.

On January 27, 1993, the Board named Gary M. Clark as President and Interim Chief Executive Officer. Mr. Clark served as Interim Chief Executive Officer until Mr. Jordan's election on June 30, 1993 and continues to serve as President.

Mr. Clark's 1993 base salary was evaluated by the Committee in light of his additional responsibilities and was increased effective February 1, 1993 to an annual salary of $500,000.

For 1993, Mr. Clark received an annual bonus of $400,000 based on: 1) the level of corporate income before tax for the Corporation as described earlier in this report, 2 ) judgmental evaluation by the Committee of Mr. Clark's individual performance and contribution and 3) competitive data from the surveys previously mentioned. Mr. Clark also received payment of the contingent 1991 Equity Plus grant based on Corporate performance for the period ending in 1993 as described earlier in the amount of $136,800, which is 38% of original grant value. In 1993, Mr. Clark also received a grant, subject to shareholder approval of the 1993 Long-Term Incentive Plan, of stock options to purchase 130,000 shares of common stock of the Corporation, with the same terms and conditions as options granted to other senior-level executives. His grant level was established considering previously discussed competitive data and the Committee's subjective evaluation of Mr. Clark's performance.

As reported in last year's proxy, the Committee and the Board entered into an agreement with Mr. Lego that is summarized on pages 27 and 28. The Committee's rationale for this agreement, as described on page 27 of the 1993 proxy and at the 1993 Shareholders Meeting, was to recognize that Mr. Lego's early retirement would not enable him to share in the results of the new strategic initiatives that he had put in place in 1992.

As part of the agreement, Mr. Lego was eligible, to the extent that annual incentive awards were paid by the Corporation for 1993 under the Annual Performance Plan, to be considered for payment of a full award for 1993; the Committee determined, however, that no annual incentive would be paid. Mr. Lego was also to receive a non-prorated payment of the contingent Equity Plus grant made to him in 1991 to the extent such awards are paid to other executives, and has been paid $418,000 on this basis of Corporate performance as described earlier for the measurement period ended in 1993.

The Omnibus Budget Reconciliation Act of 1993 provides that beginning in 1994 compensation for certain individual executive officers will not be deductible to the extent the officer's compensation for that year exceeds one million dollars. With the current structure of compensation and the availability of deferral opportunities, the Committee believes the Corporation will not be denied any significant tax deductions over the next two years. The Committee has reviewed and will continue to review tax consequences as well as other relevant considerations when making compensation decisions. Qualifying performance-based compensation will be excluded from the one million dollar cap and the Committee believes, based on information currently available, that the Corporation's stock options to its executive officers will qualify for this exclusion.

MANAGEMENT COMPENSATION POLICY COMMITTEE

Richard R. Pivirotto, Chairman
Frank C. Carlucci
David T. McLaughlin
Rene C. McPherson
Richard M. Morrow

SHAREHOLDER RETURN PERFORMANCE PRESENTATION
          Set forth below is a line graph comparing the total returns (assuming reinvestment of dividends) of the Corporation's common stock, the Standard & Poor's 500 (S&P 500) Index and the Dow Jones Electrical Components & Equipment (Dow Electrical) Index. The graph assumes $100 invested on December 31, 1988 in Westinghouse common stock and each of the indices.

                     COMPARISON OF FIVE-YEAR TOTAL RETURN*
           WESTINGHOUSE COMMON, S&P 500 AND DOW ELECTRICAL INDICES

                      Dec-88  Dec-89  Dec-90  Dec-91  Dec-92  Dec-93
- --------------------------------------------------------------------
Westinghouse            $100    $146    $117     $78     $61     $66
- --------------------------------------------------------------------
S&P 500                 $100    $132    $128    $166    $179    $197
- --------------------------------------------------------------------
Dow Jones Electrical
Component & Equipment
Index                   $100    $127    $117    $146    $147    $160
- --------------------------------------------------------------------

* Assumes that the value of the investment in Westinghouse common stock and each index was $100 on December 31, 1988 and that all dividends were reinvested.

2. ELECTION OF INDEPENDENT ACCOUNTANTS

          (Item 2 on proxy card)

          Independent accountants are to be elected to audit and express an opinion as to the fairness of the presentation to the shareholders of the financial statements for 1994. During the year ended December 31, 1993, Price Waterhouse served as the principal independent accounting firm for the Corporation. During such period, the Corporation and its consolidated subsidiaries paid Price Waterhouse approximately $10,900,000 for various audit and non-audit services.

          Price Waterhouse is named as a defendant in a class action and an individual action brought by present and former shareholders of the Corporation against the Corporation and others. These actions allege federal securities law and common law violations. The claims against Price Waterhouse relate to the audits of the Westinghouse consolidated financial statements for the years 1989 and 1990 and the reports rendered thereon. In July of 1993, all claims against Price Waterhouse were dismissed. Plaintiffs have subsequently refiled the claims and Price Waterhouse has again moved to dismiss the claims. Price Waterhouse believes that these actions are without merit and intends to defend the suits vigorously.

        Before making its recommendation to the entire Board, the Audit Review Committee carefully considers the qualifications of the candidate for the Corporation's independent accountants. In the case of Price Waterhouse, this consideration has included a review of its performance in prior years as well as its reputation for integrity and for competence in the fields of accounting and auditing. The Audit Review Committee has expressed its satisfaction with Price Waterhouse in all of these respects. The Committee's review of Price Waterhouse included inquiry concerning litigation involving Price Waterhouse and the existence of any investigations by the SEC. In this respect, the Audit Review Committee has concluded that the ability of Price Waterhouse to perform services for the Corporation is not in any way adversely affected by these matters.

        The persons named in the enclosed proxy card (Messrs. Jordan, Clark and Briskman) have advised that they intend to vote for the election of Price Waterhouse unless a contrary direction is indicated on the proxy card.

        A representative of Price Waterhouse will be present at the 1994 Annual Meeting and will have an opportunity to make a statement. He or she will also respond to any appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS.


3. APPROVAL OF 1993 LONG-TERM INCENTIVE PLAN
          (Item 3 on proxy card)

          During 1993, the Board of Directors of the Corporation adopted the 1993 Long-Term Incentive Plan (the 1993-Plan) as approved and recommended by the Management Compensation Policy Committee of the Board, subject to shareholder approval. The 1993-Plan replaces the 1984 Long-Term Incentive Plan and is similar to previous long-term incentive plans approved by the Corporation's shareholders in that it provides for the granting of incentive and non-qualified stock options, stock appreciation rights and performance awards. The directors believe that the Corporation's long-term incentive plans provide an important means of attracting, retaining and motivating key management employees. The directors also believe that the 1993-Plan will foster and promote the long-term financial success of the Corporation and increase shareholder value.
          Because executive officers (who may also be members of the Board) are eligible to receive awards under the 1993-Plan, each of them has a personal interest in the adoption of this proposal.

SUMMARY OF THE 1993-PLAN
          The following general description of certain features of the 1993-Plan is qualified in its entirety by reference to the complete text of the 1993-Plan which appears as Exhibit A of the Proxy Statement.
          Term. The 1993-Plan will become effective on the date it is approved by the shareholders of the Corporation. The 1993-Plan has no fixed expiration date; however, no awards may be granted after May 25, 2003 other than reload options provided for with respect to options outstanding prior to that date.
          Administration. The 1993-Plan will be administered by a Committee of three or more directors who are not employees of the Corporation. The Committee will have the exclusive authority to interpret, administer and make determinations under the 1993-Plan, including the exclusive authority to select participants for the 1993-Plan and to make awards under the 1993-Plan.
          Participation and Award. Participation in the 1993-Plan is limited to employees holding key management positions and who are selected from time to time by the Committee. The granting of awards under the 1993-Plan is at the discretion of the Committee; therefore it is not possible to indicate which employees may receive awards under the 1993-Plan or the amount of the awards. Approximately 240 employees are eligible to be selected by the Committee to receive awards. Stock options were granted under the 1993-Plan during 1993 subject to shareholder approval of the 1993-Plan. See pages 21 and 22 for awards in 1993 under the 1993-Plan.
          Types of Awards. Awards under the 1993-Plan may be in the form of any of the following: (A) Incentive Stock Options and Non-statutory Stock Options;
(B) Stock Appreciation Rights and Limited Stock Appreciation Rights; (C) Performance Awards; and (D) Restricted Stock.
          Shares Available for Awards and Closing Quotation. The maximum number of shares of stock which may be issued for all purposes under the 1993-Plan is 4,000,000, increased each January 1st, beginning in 1994 and ending January 1, 2003, by a number of shares equal to one percent (1%) of the number of shares of stock outstanding on December 31st of the preceding year. Of this total amount, the number of shares which may be issued pursuant to the exercise of Incentive Stock Options is 1,000,000 increased by 1,000,000 each January 1st, beginning in 1994 and ending January 1, 2003. The maximum number of shares subject to options to purchase the common stock of the Corporation, stock appreciation rights and limited stock appreciation rights under the 1993-Plan awarded to any one participant may not exceed one percent (1%) of the number of shares of stock outstanding at the time the options, stock appreciation rights or limited stock appreciation rights are granted. The Corporation expects that the majority of the shares authorized by the 1993-Plan will be granted in the form of stock options based on its current assessment of business, accounting and tax issues.
          As of ___, 1994, the closing price of the Corporation's common stock as reported on the NYSE composite tape was $ ____.

        Stock Options. Options may be issued to purchase either the Corporation's common stock or formula value stock (stock). Formula value stock would be a special class or classes of stock, the value of which is derived from a formula established by the Committee which reflects financial measures determined by the Committee. The Committee may award Incentive Stock Options and Non-statutory Stock Options. Each award of a stock option will be evidenced by a written agreement containing such terms and conditions as the Committee may require. The current policy of the Corporation is to issue stock options for a term of ten years or less. The Corporation expects to continue this policy unless business, accounting or tax issues would otherwise dictate. The options shall become exercisable at such time or times as the Committee may specify. The Committee may at any time accelerate the time at which any option may be exercised. The purchase price for the stock under each option will not be less than the fair market value of the stock on the date the option is awarded. Subject to certain restrictions, including required shareholder approval to lower the option exercise price either by amending options or by canceling options and granting replacement options, the Committee can amend or cancel existing stock options or other awards.
          The Committee may also grant "reload" options to participants who use currently-owned stock to exercise an option. The additional shares obtained by the participant must be held for one year. The reload option will be to purchase, at fair market value as of the date the original option was exercised, a number of shares of stock equal to the number of whole shares used by the participant to exercise the original option. The reload option will be exercisable only until the date of expiration of the original option, and it may contain additional terms and conditions as the Committee may require. The Committee has retained the power to cancel the reload feature. If a participant's service with the Corporation terminates other than as a result of retirement, death or disability, or with the Committee's consent, then all outstanding stock options terminate immediately.
          Stock Appreciation Rights. A stock appreciation right (SAR) entitles a participant to a payment in cash or stock, as determined by the Committee generally, equal to the appreciation in the fair market value of the stock between the date of exercise and the date the stock appreciation right was granted. The Committee may also place limits on the amount of this payment.
SARs may be awarded in connection with stock options (Tandem SARs) or independently of options (Independent SARs). SARs will be evidenced by either a stock option agreement or a separate agreement.
          Except as otherwise provided, Tandem SARs are exercisable only at the same time, to the same extent and subject to the same conditions as the related option is exercisable, and only when the fair market value of the stock to which it relates exceeds the option exercise price. Exercise of a SAR cancels the related option. Independent SARs become exercisable on such conditions as the Committee may specify. Unless otherwise determined by the Committee, no SAR shall become exercisable for six months following the date on which it was granted or the effective date of the 1993-Plan, whichever is later. Each SAR shall expire on the date determined by the Committee or upon the earlier of (i) the termination of the related option in the case of Tandem SARs, (ii) expiration of the six month period following the participant's termination of service to the Corporation with the consent of the Committee or as a result of his or her death, disability or retirement, or (iii) the participant ceasing service to the Corporation for any other reason.

          Limited Rights. The Committee may award Limited Stock Appreciation Rights (Limited Rights) to the holder of a stock option. A Limited Right may be exercised only during the thirty-day period beginning on the first day following a change in control of the Corporation, as defined in the 1993-Plan, and only when the fair market value of the stock exceeds the option exercise price of the related option. Upon the exercise of a Limited Right, the holder shall receive cash equal to the excess over the related option exercise price of the higher of (A) the highest gross price paid or to be paid for a share involved in the change in control, or (B) the highest reported closing sales price of a share of the Corporation's common stock on the NYSE, in each case during the sixty-day period before the date on which the Limited Right is exercised. Each Limited Right shall be exercisable only to the same extent that the related option is exercisable and in no event after termination of the related option. In no event shall a Limited Right be exercised during the first six months after the granting of a Limited Right or the effective date of the Plan, whichever is later. Upon the exercise of Limited Rights, the related option shall be considered to have been exercised to the same extent. Upon exercise or termination of the related option, the Limited Rights with respect to such option shall be considered to have been exercised or terminated.
          Performance Awards. The Committee may, upon such terms and conditions as it determines, grant Performance Awards which provide for the recipient to receive cash or stock or a combination (as determined by the Committee) following the attainment of performance goals, which may be related to personal performance, corporate performance (including stock performance), departmental performance, or any other category of performance deemed by the Committee to be important to the success of the Corporation. The Committee determines the goals and the measurement period for the awards. Regardless of the degree to which performance goals are attained, the awards will be paid only when, if and to the extent that the Committee determines to make such payment.
          The Committee will also have the authority at the time any other type of award is granted under the 1993-Plan to impose the condition (in addition to other conditions) that performance goals be met prior to the participant's realization of any payment or benefit under the award.
          Restricted Stock. The Committee may make restricted stock awards with a restriction period and such other terms and conditions as it may prescribe. A certificate representing the number of shares of common stock of the Corporation designated as a restricted stock award is registered in the recipient's name, but deposited with the Corporation along with a stock power endorsed in blank. Subject to transfer restrictions, the recipient will have the rights of an owner of the shares during the restriction period, except that the Committee may provide that dividends will be accumulated during this period and be subject to the same forfeiture provisions as the restricted stock. Upon expiration of the restriction period and satisfaction of any other conditions of the award, or waiver by the Committee, the deposited shares are redelivered to the participant.
          In the event a participant's service with the Corporation is terminated due to death, disability or retirement or with the consent of the Committee, the restrictions on the restricted stock will lapse to the extent of such number of shares as are determined by the Committee, with any remaining shares being forfeited. In the event a participant's employment is terminated for any other reason, all restricted stock awards will be forfeited.

          Deferral. The Committee may designate certain awards or types of awards as eligible for deferral, and a participant may elect to defer payment of such awards within such limits and subject to such terms and conditions as the Committee may establish. Deferred awards are deemed to have been awarded in cash and the cash deferred. Unless otherwise determined by the Committee, and subject to such changes as it may determine, the deferred amount will be treated during the deferral period as if it were invested in putative convertible debentures with a fixed interest rate, compounded annually, for the entire deferral period. For purposes of determining the value of the deferred amount at time of payment, a putative debenture is deemed to be convertible into common stock of the Corporation at a conversion rate computed by reference to the fair market value of said stock on the last trading day prior to the regular January Board meeting on or preceding the deferral date. Payment of deferred amounts may be in cash, stock or a combination, in the Committee's discretion, and at such times as the Committee may determine. Unless the Committee determines otherwise, a participant may elect to establish the ultimate payable value of each deferred amount by reference to the fair market value of the Corporation's common stock as of the day on which such alternate valuation election is received by the Corporation in accordance with procedures established by the Committee.
          Federal Income Tax Consequences. Under the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder, the federal income taxation of options, SARs, performance awards and restricted stock granted under the 1993-Plan is generally as follows:
          Nonqualified Stock Options. No taxable income will be recognized by a participant upon the granting of a Nonqualified Stock Option (including a "reload option"). Upon the exercise of a Nonqualified Stock Option, however, the participant will recognize taxable compensation in the year of exercise in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The participant's tax basis in the shares will be the sum of the option price plus any income recognized upon exercise.
          At the time of any subsequent sale or other disposition of the shares, the optionee will realize capital gain (or loss) equal to the difference between the amount received for the shares and his or her tax basis in such shares. The capital gain or loss will be long-term or short-term, depending on the optionee holding period for such shares.
          SARs and Performance Awards. No taxable income will be recognized by a participant upon the granting of a SAR (including Limited Right) or Performance Award. Upon exercise of an SAR or the receipt of a payment with respect to a Performance Award, the amount of compensation will be equal to the cash received and the fair market value (as of the date of exercise for an SAR or of receipt for a Performance Award) of any shares issued to the participant in lieu of cash.
          Participants who elect under the terms of the Plan to defer receipt of Performance Awards by participating in the deferral provisions of the Plan will, on the basis of existing court decisions, not recognize federal taxable income (with exception of FICA and Medicare taxes) until payment of the putative convertible debentures is made to the participant, at which time the payments will be treated as ordinary income in the same manner as described above.

          Incentive Stock Options. Under present federal income tax law and regulations thereunder, there generally will be no federal income tax consequences (other than those relating to the Alternative Minimum Tax) to either the Corporation or an optionee when an Incentive Stock Option is granted or exercised. There are, however, federal income tax consequences when the stock is disposed of through a sale or otherwise. If a participant retains the shares acquired upon exercise of an Incentive Stock Option for the requisite holding periods, any gain or loss realized by the participant upon a subsequent disposition will constitute long-term capital gain or loss, measured by the difference between the amount realized on the disposition and the option price paid for the stock. The requisite holding periods are two years after an Incentive Stock Option is granted and more than one year after the shares are transferred to the participant. If the optionee disposes of the shares prior to the expiration of the requisite holding periods, ordinary income will be recognized by the optionee in an amount equal to the excess of the fair market value at the time of exercise over the option price paid for the shares. Any gain that is recognized in excess of the ordinary income recognized on disposition is taxed as capital gain, which will be long-term or short-term depending upon the optionee's holding period. If the amount realized upon a sale or exchange is less than the fair market value of the stock at the time of exercise of the option, the amount of compensation income recognized by the optionee is limited to the amount realized upon such sale or exchange over the option price. If the proceeds received upon a disqualifying disposition are less than the option price, the optionee will recognize either a long-term or short-term capital loss depending on how long the shares are held before disposition. In general, if a disposition occurs prior to the expiration of the requisite holding periods, the Corporation is entitled to a tax deduction equal to the compensation income recognized by the optionee.
          Stock Swaps. If previously owned shares are used to exercise Nonqualified Stock Options, no additional income results unless other property, including money, is received by the optionee in the exchange. Assuming no gain or loss is recognized, the optionee's tax basis and holding period of the previously owned shares will be carried over to the equivalent number of shares received on exercise. Any additional shares received upon exercise will result in the optionee recognizing taxable compensation equal to the fair market value of the shares on the date of exercise. The tax basis of the additional shares will be equal, in the aggregate, to the taxable compensation recognized by the optionee plus any cash paid. The holding period will begin on the day after the tax basis of the shares is determined. However, if the previously owned shares had been acquired on the exercise of an Incentive Stock Option and the holding period requirement for those shares was not satisfied at the time they were used to exercise this option, such use would constitute a disposition of such previously owned shares resulting in the recognition of ordinary income as described above.
          Restricted Stock. No income tax will result to a participant upon the receipt of shares of Restricted Stock under the 1993-Plan. When the restrictions on ownership and transferability lapse and the shares of Restricted Stock vest, the participant will recognize compensation income in an amount equal to the fair market value of the Restricted Stock on the date of vesting. However, the participant may make an election within 30 days of the date of grant under Section 83(b) of the Code to recognize the fair market value of the Restricted Stock as taxable income at the time of grant. If, however, the restrictions on transferability are not satisfied and the shares are forfeited, no taxable loss will be recognized. Dividends paid to a participant on Restricted Stock prior to vesting are taxable as compensation income in the year received.
          At the time of any subsequent sale or other disposition of the shares, the participant will realize capital gain (or loss) equal to the difference between the amount received for the shares and his or her basis in such shares. The participant's basis in the shares will be equal to the amount of compensation income recognized in connection with the vesting of the stock. The capital gain or loss will be long-term or short-term, depending on the participant's holding periods for such shares.
          Ordinary Income Versus Capital Gains. The value of gains that are received from Incentive Stock Options, Nonqualified Stock Options, SARs, Performance Awards and Restricted Stock are classified as either ordinary income or capital gains for federal income tax purposes. The Omnibus Budget Reconciliation Act of 1993 (OBRA 93) has increased the individual top marginal income tax rate while the capital gain rate remained at 28%, with the limited exception for gains on qualified small business stock. Therefore, different tax rates apply to capital gains versus ordinary income (28% versus 39.6%).
          Westinghouse Tax Deduction. The Corporation will be entitled to a deduction for federal income tax purposes at the same time the participant recognizes ordinary income under the rules described above. OBRA 93 placed a one million dollar cap on the amount of compensation paid to certain executives that may be deducted by the Corporation. However, excluded from the one million dollar deduction limitation are certain shareholder approved performance-based compensation plans, provided certain conditions are met. This deduction limitation is effective for taxable years beginning on or after January 1, 1994.
          The forgoing is a summary only and applies only to United States federal income taxes. The law on which the above discussion is based is subject to change at any time.
          Other Provisions. In the event of a change in control, as defined in the 1993-Plan, all options and, subject to certain exercise provisions, Limited Rights (but not stock appreciation rights) become immediately exercisable, all performance awards shall be deemed earned on such basis as the Committee may determine and then shall be paid or deferred, if elected by the participant, all restricted stock awards shall be deemed earned and restriction periods expired on terms determined by the Committee, and all amounts deferred under the 1993-Plan shall be paid to a trustee or otherwise as determined by the Committee. The rights of a participant with respect to any award under the 1993-Plan, other than Limited Rights, are subject, until all benefits have been received, to the condition that the participant not engage in any business activity competitive with any business conducted by the Corporation and that the participant be available for consultation at management's request. No option, SAR, performance award, restricted stock or deferred amount under the 1993-Plan shall be transferable by a participant other than by will or laws of descent and distribution. The 1993-Plan also provides for adjustments upon certain changes in the stock, for tax withholdings and for non-uniform determination by the Committee.

          The 1993 Plan will become effective on the date on which it is approved by the shareholders of the Corporation.
          The Board of Directors may at any time amend, suspend or terminate the 1993-Plan provided no amendment shall, without shareholder approval, effectuate a change for which stockholder approval is required for the 1993-Plan to continue to qualify under Rule 16b-3 under the Securities Exchange Act of 1934.
          The persons named in the enclosed proxy card (Messrs. Jordan, Clark and Briskman) have advised that they intend to vote to approve the 1993-Plan unless a contrary direction is indicated on the proxy card.
          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE ADOPTION OF THE 1993 LONG-TERM INCENTIVE PLAN.
          The favorable vote of a majority of the shares of common stock present, either in person or by proxy, and entitled to vote on the matter at the annual meeting, is required to approve the adoption of the 1993-Plan.

4. AMENDMENT TO RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
          (Item 4 on proxy card)

        At a meeting of the Board held on January 10, 1994, the directors adopted a resolution amending subsection A of Article FIFTH of the Corporation's Restated Articles of Incorporation to increase the number of the authorized shares of common stock of the Corporation. The Board has determined that the capital requirements of the Corporation require additional equity to be issued. Part of the increase in authorized shares may be used in connection with the Corporation's announced intention to take actions to rebuild its equity base, including the issuance of equity securities and the possible contribution of equity securities to the Corporation's pension plans. The amended capital structure will also enhance the ability of the Corporation to effectuate other programs, such as employee benefit plans. Additionally the increase would make shares available for acquisitions and other general corporate purposes. No change is being proposed in the number of authorized shares of preferred stock.

          To effect the proposed amendment, the following resolution is presented for adoption by the shareholders:
        RESOLVED, that subsection A of Article FIFTH of the Restated Articles of Incorporation, be and is hereby amended and restated in its entirety to read as follows: (A) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 655 million consisting of (1) 25 million shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), and (2) 630 million shares of Common Stock, par value $1.00 per share ("Common Stock").

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR AN AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

          The favorable vote of a majority of the outstanding shares of common stock of the Corporation on the record date is required to amend the Restated Articles of Incorporation.

5. SHAREHOLDER PROPOSALS
PROPOSAL A: CERES PRINCIPLES
          (Item 5 on proxy card)

          Westinghouse has been advised that The Ministers & Missionaries Benefit Board of the American Baptist Churches, P.O. Box 851, Valley Forge, Pennsylvania 19482-0851, the beneficial owner of 100 shares of common stock; the School Sisters of Notre Dame Cooperative Investment Fund, 3753 West Pine Boulevard, St. Louis, Missouri 63108-3305, the beneficial owner of 54 shares of common stock and the Corporation of the Convent of the Sisters of Saint Joseph, Chestnut Hill, Philadelphia, Pennsylvania 19118-2693, the beneficial owner of 100 shares of common stock, will propose the following resolution at the meeting:
          "WHEREAS WE BELIEVE:
          The responsible implementation of sound environmental policy increases long-term shareholder value by increasing efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;
          Adherence to public standards for environmental performance gives a company greater public credibility than is achieved by following standards created by industry alone. In order to maximize public credibility and usefulness, such standards also need to reflect what investors and other stakeholders want to know about the environmental records of their companies;
          Standardized environmental reports will provide shareholders with useful information which allows comparisons of performance against uniform standards and comparisons of progress over time. Companies can also attract new capital from investors seeking investments that are environmentally responsible, responsive, progressive, and which minimize the risk of environmental liability.
             "AND WHEREAS:
          The Coalition for Environmentally Responsible Economies (CERES) - which comprises large institutional investors with $150 billion in stockholdings (including shareholders of this Company), public interest representatives, and environmental experts - consulted with dozens of corporations and produced comprehensive public standards for both environmental performance and reporting. Over 50 companies have endorsed the CERES Principles
- - including the Sun Company, a Fortune 500 company - to demonstrate their commitment to public environmental accountability.

         In endorsing the CERES Principles, a company commits to work toward:
          1. Protection of the biosphere
          2. Sustainable use of natural resources
          3. Waste reduction and disposal
          4. Energy conservation
          5. Risk reduction
          6. Safe products and services
          7. Environmental restoration
          8. Informing the public
          9. Management commitment
         10. Audits and reports

          The full text of the CERES Principles and the accompanying CERES Report Form are available from CERES, 711 Atlantic Avenue, Boston, MA 02110; tel: 617/451-0927.
          Concerned investors are asking the Company to be publicly accountable for its environmental impact, including collaboration with this corporate, environmental, investor, and community coalition to develop (a) standards for environmental performance and disclosure; (b) appropriate goals relative to these standards; (c) evaluation methods and tools for measurement of progress toward these goals; and (d) formate for public reporting of this progress.
          We believe this request is consistent with regulation adopted by the European Community for companies' voluntary participation in verified and publicly-reported eco-management and auditing.
          "RESOLVED: Shareholders request the Company to endorse the CERES Principles as a commitment to be publicly accountable for its environmental impact.

SUPPORTING STATEMENT
          "We invite the Company to endorse the CERES Principles by (1) stating its endorsement in a letter signed by a senior officer, (2) committing to implement the Principles; and (3) annually completing the CERES Report. Endorsing these Principles complements rather than supplants internal corporate environmental policies and procedures.
          "We believe that without this public scrutiny, corporate environmental policies and reports lack the critical component of adherence to standards set not only by management but also by other stakeholders. Shareholders are asked to support this resolution, to encourage our Company to demonstrate environmental leadership and accountability for its environmental impact."

          THE RECOMMENDATION OF THE BOARD OF DIRECTORS
          Westinghouse's long-standing commitment to environmental responsibility predates the CERES Principles (formerly the Valdez Principles). As established both through internal corporate directives and its public statements, the Corporation's commitment to the environment is to design and market its products and services and to conduct its operations in an environmentally sound, socially responsible manner. This policy includes consideration of the impact of the Corporation's actions on the environment as well as the health and safety of its employees, subcontractors and customers.
          Beyond its well established policy on environmental responsibility, Westinghouse, through its environmental management system, continues to demonstrate its commitment to the environment. In 1981, the Board of Directors of Westinghouse established a separate committee of the Board --the Committee on Environment and Health -- to provide oversight of the Corporation's activities relating to the environment and health. The following year, Westinghouse established a centralized Environmental Affairs organization to direct these activities in concert with the efforts of the environmental, health and safety specialists located at its plant sites. Since that time, Westinghouse has implemented a number of programs including an audit program to monitor compliance, a Clean Technologies Program to minimize the generation of waste, a training and communications program, and an environmental planning program to facilitate a focused management approach at the business unit and division level. These are just a sampling of the key proactive activities that Westinghouse has embarked upon.
          Thus, the Board believes that endorsement of the CERES Principles would not add significantly to Westinghouse's commitment and could subject the Corporation to potential increased liability and costs.
          In particular, the CERES Principles include an open-ended public disclosure requirement that would result in potentially vague and uncertain disclosure obligations. Westinghouse could incur potential additional liability or expense or be placed in an uncompetitive business position as a result of this requirement.
          Finally, the CERES Principles obligate a signatory company to complete the public CERES Report. The proposal maintains that standardized environmental reporting will allow comparison of a company's environmental performance against "uniform" standards. To date, however, there are no generally accepted environmental performance standards that apply to companies operating in different industries and under varying circumstances. Without such standards, the Board believes that the Corporation's reports would be subject to possible misinterpretation which could also result in potential increased liability and costs. This proposal was submitted and voted on last year and received only 8.5% of the vote.
          THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE PROPOSED RESOLUTION.
          The favorable vote of a majority of the votes cast on this proposal is required for passage.

PROPOSAL B: SEPARATION OF CHAIRMAN AND CEO
          (Item 6 on the proxy card)

          Westinghouse has been advised that Mr. Robert A.G. Monks, Lens Inc., 3333 Water Street NW, Washington, D.C. 20007, the beneficial owner of 100 shares of common stock, will propose the following resolution at the meeting:
          "RESOLVED: That the shareholders request the Board of Directors to take the necessary steps to amend the by-laws so that the positions of Chairman of the Board and Chief Executive Officer of the corporation shall not be held simultaneously by the same individual; and that the Chairman not be a former
CEO of this company, but be elected from among the outside independent directors.
          "RESOLVED: That the shareholders request the Board of Directors to take the necessary steps to amend the by-laws so that the positions of Chairman of the Board and Chief Executive Officer of the corporation shall not be held simultaneously by the same individual; and that the Chairman not be a former
CEO of this company, but be elected from among the outside independent directors.

SUPPORTING STATEMENT
          On December 3, 1992, Westinghouse took steps to radically reform its governance structure. The company agreed to establish key board committees made up solely of independent directors, rescind its "poison pill", and institute confidential voting.
          Unfortunately, the company did not adopt one vital governance reform
- -- the separation of the roles of Chairman and CEO. Furthermore, when the company appointed a new chief executive on June 30, 1993, they failed to take the opportunity of separating the roles. I believe the board should delay no further in carrying out this vital reform.
          It is my opinion that a person in the position of Chairman/CEO is subject to an inherent conflict of interest that the shareholders of Westinghouse can no longer afford. This conflict, in my view, results from the obvious concentration of power and lack of accountability that results from combining the two positions. The CEO is the company's most senior manager, responsible for executing corporate strategy. When the same individual is chairman of the board of directors, which is charged with the duty of monitoring management on behalf of shareholders, it can create an untenable situation in which the CEO is accountable only to himself.
          The combination of the chairman and CEO duties is a common practice and can sometimes be justified by a company's performance and responsiveness to its owners. Westinghouse, however, has reached a crucial point in its history and will need to make a new compact with its owners. As it forges a new direction for the difficult years ahead, the company must demonstrate that a rigorous system of management accountability is in place. This is vital if the company is to maintain the credibility of the investment community. A clearly delineated division of responsibilities between CEO and Chairman is one vital step to ensuring that this accountability exists.

          I believe Mr. Jordan can make no clearer statement about his commitment to turn this company around than by allowing an outsider to take the role of Chairman. At the same time, I believe the board can demonstrate its commitment to the company's future by implementing this reform.
          "I urge a vote FOR this proposal."
          THE RECOMMENDATION OF THE BOARD OF DIRECTORS
          The Board believes that the current management structure best serves the needs of the Corporation and its shareholders. In today's rapidly changing business environment and given the current state of the Corporation, the Board feels that it is important for the Corporation to be able to act quickly and decisively through the one individual who is most knowledgeable about the Corporation's day-to-day concerns and is responsible for implementing the Corporation's strategic plans. For the first half of 1993, the positions of Chairman and Chief Executive Officer were separated. In selecting Michael H. Jordan as Chairman and Chief Executive Officer, the Board felt that the interests of the shareholders were better served by having a single, strong and knowledgeable leader in both positions to lead the strategic restructuring announced by the Corporation in November of 1992.

        The only specific reason set forth in the proposal for separating the two positions is that a conflict is created by the same person holding both positions because the person charged with executing the Corporation's strategic plans is also responsible for evaluating management's performance. This is not the case for the Corporation. The Management Compensation Policy Committee of the Board is responsible for evaluating the performance of senior management, including the Chairman and Chief Executive Officer. All members of this committee are independent directors. Since the Chairman and Chief Executive Officer is not a member of this committee, objectivity of performance evaluations and compensation decisions is assured.

        If the proposal were adopted, it would limit the Board's flexibility and its ability to select the best person to serve as Chairman. The proposal sets forth a specific mandate which would limit the Board's flexibility in determining the best management structure for the Corporation. The Corporation's Nominating and Governance Committee, composed entirely of independent directors, recommends to the Board the person who should serve as Chairman. The entire Board can either accept or reject this recommendation; however, this process and the Corporation's by-laws preserves the Board's flexibility in determining the best structure at any particular time for the Corporation. The proposal would eliminate from consideration for the position of Chairman the one individual who is most knowledgeable about the Corporation's day to day affairs and operations, the Chief Executive Officer. The Board does not believe it is in the best interest of the Corporation or the shareholders to limit possible candidates for the position of Chairman or limit the Board's flexibility in determining the best management structure for the Corporation from time to time.

          According to a study released in May 1993 by the Institute for Research on Boards of Directors, there is no evidence to indicate that chairmen who are not also the company's chief executive officer provide a board with better leadership. The study spanned fifteen years and looked at more than 100 companies, about half of which had separated the positions during their history. In releasing the study, the Institute for Research noted that institutional investors and others had argued that separating the positions would lead to better monitoring of the chief executive officer's corporate performance. However, it said the study found no evidence to support this assertion.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE PROPOSED RESOLUTION.
          The favorable vote of a majority of the votes cast on this proposal is required for passage.
VOTING INFORMATION
          Under Pennsylvania law, the Corporation's Restated Articles of Incorporation and by-laws, the presence of a quorum is required to transact business at the annual meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the votes entitled to be cast at the meeting. Votes withheld from director nominees, abstentions and broker-dealer non-votes will be counted in determining the presence of a quorum.

        Assuming the presence of quorum, (i) the eight nominees for director receiving the highest number of votes will be elected directors, (ii) the affirmative vote of a majority of all outstanding common shares on the record date and entitled to vote is required to approve the amendment to the Restated Articles of Incorporation, (iii) the affirmative vote of majority of the common shares present, either in person or by proxy, and entitled to vote, is required to approve the 1993-Plan, and (iv) the affirmative vote of a majority of all shares cast by the shareholders is required for the election of independent accountants and for the adoption of each of the two shareholder proposals.

          Abstentions and, broker-dealer non-votes are not counted in determining the number of votes cast in connection with the election of directors, the election of independent accountants and the adoption of the two shareholder proposals. However, abstentions are considered in determining the number of votes required to pass the 1993-Plan. Because an affirmative vote of a majority of all shares present, or represented by proxy and entitled to vote is required to approve the 1993-Plan, an abstention with respect to the adoption of the 1993-Plan will have the same legal effect as a vote against this proposal. Broker-dealer non-votes are not shares entitled to vote on the adoption of the 1993-Plan and therefore will not affect the outcome of this proposal. Broker-dealer non-votes are counted in determining the number of votes cast in connection with the amendment to the Restated Articles of Incorporation.
          While abstentions and broker-dealer non-votes are not cast and therefore do not count either for or against the election of directors or the two shareholder proposals, they do have the practical effect of reducing the number of affirmative votes required to achieve majority in each of these matters.

SHAREHOLDER PROPOSAL SUBMISSIONS
          To be considered for inclusion in the proxy materials relating to the 1995 Annual Meeting of Shareholders, shareholder proposals must be received at the principal executive offices of Westinghouse on or before November 11, 1994.

SOLICITATION OF PROXIES
          The solicitation of proxies is made on behalf of the Board of Directors of the Corporation. Solicitation by the Corporation will be by mail, except for any incidental personal solicitation made by directors, officers and employees of Westinghouse. The cost of solicitation, including the cost of any such personal solicitation, will be paid by the Corporation. Westinghouse may request persons, such as brokers, nominees and fiduciaries, holding stock in their names to forward proxy materials to the beneficial owners and it will reimburse such persons for their reasonable expenses incurred in doing so. In addition, Westinghouse has retained Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, for a fee of $________ plus incidental and related expenses, to assist in providing proxy materials to brokers, nominees, fiduciaries and individuals, other than the officers of the Corporation, holding sizable amounts of stock and in soliciting proxies from them.
          A shareholder giving a proxy has the power to revoke the proxy by notice to the Secretary of the Corporation. All proxies will be voted if properly signed, received by the Secretary of the Corporation prior to the close of voting at the meeting and not revoked.
          As of the time of preparation of this proxy statement, the Board of Directors knows of no matter, other than those described in the foregoing paragraphs, that will be presented at the meeting. However, if any other matters properly come before the meeting or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.
             March ___, 1994

TICKET REQUEST
          If you plan to attend the 1994 Annual Meeting of Shareholders on April 27, 1994, the form below may be used to request an admission ticket(s). Only shareholders of record or their proxies and beneficial owners of Westinghouse common stock having evidence of ownership are entitled to attend the meeting. Each person attending should have a ticket to expedite admission to the meeting. Please fill in your name and address and a ticket(s) will be sent to you about a week before the meeting. A prompt return would be appreciated. The envelope provided for return of your proxy card may be used to return this form.

                             (Cut along dotted line)
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

          I plan to attend the 1994 Annual Meeting of Shareholders. I have indicated in the block provided to the right the number of shareholders for whom tickets are requested.


- --------------------------------------------------------------------------------
   Name (please print)


- --------------------------------------------------------------------------------
   Street Address


- --------------------------------------------------------------------------------
   City                                      State            Zip Code

EXHIBIT A

1993 LONG-TERM INCENTIVE PLAN

ARTICLE I
GENERAL
1.1   Purpose

          The purposes of the 1993 Long-Term Incentive Plan ("Plan") for key management personnel of Westinghouse Electric Corporation ("Corporation") and its Subsidiaries (the Corporation and its Subsidiaries severally and collectively referred to in the Plan as the "Company") are to foster and promote the long-term financial success of the Company and materially increase stockholder value by (i) attracting and retaining key management personnel of outstanding ability, (ii) strengthening the Company's capability to develop, maintain and direct a competent management team, (iii) motivating key management personnel, by means of performance-related incentives, to achieve long-range performance goals, (iv) providing incentive compensation opportunities competitive with those of other major companies and (v) enabling key management personnel to participate in the long-term growth and financial success of the Company.

1.2   Administration
(a) The Plan shall be administered by a committee of the Board of Directors of the Corporation ("Committee") which shall consist of three or more members. Each member shall be a "disinterested person," as that term is defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director," as that term is defined by
Section 162(m) of the Internal Revenue Code of 1986, as amended. The members shall be appointed by the Board of Directors, and any vacancy on the Committee shall be filled by the Board of Directors.
      The Committee shall keep minutes of its meetings and of any action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. Any action that may be taken at a meeting of the Committee may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the members of the Committee. The Committee shall make appropriate reports to the Board of Directors concerning the operations of the Plan.

(b) Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to select in accordance with Section 1.3 persons who shall participate in the Plan ("Participant" or "Participants"),
(ii) to make Awards and payments in such forms and amounts as it shall determine, (iii) to impose such limitations, restrictions and conditions upon such Awards as it shall deem appropriate,
(iv) to interpret the Plan and the terms of any document relating to the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) to amend or cancel an existing Award in whole or in part, except that the Committee may not, unless otherwise provided in the Plan, or unless the Participant affected thereby consents, take any action under this clause that would adversely affect the rights of such Participant with respect to the Award and except that the Committee may not take any action to amend any outstanding Option under the Plan in order to decrease the Option Price under such Option or to cancel and replace any such Option with an Option with a lower Option Price unless such action is approved by the common stockholders of the Corporation and (vi) to make all other determinations and to take all other actions necessary or advisable for the interpretation, implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the company and all other persons.

(c) The Committee shall act with respect to the Plan on behalf of the Corporation and on behalf of any subsidiary issuing stock under the Plan, subject to appropriate action by the board of directors of any such Subsidiary. All expenses associated with the Plan shall be borne by the Corporation subject to such allocation to its Subsidiaries and operating units as it deems appropriate.

1.3   Selection for Participation
          Participants selected by the Committee shall be Eligible Persons (as defined below) who occupy key management positions and have the capacity to contribute to the success of the Company. "Eligible Persons" are persons who are regular, full-time salaried employees of the Company exempt from the minimum wage and overtime provisions of the Fair Labor Standards Act of 1938, as amended ("Employee" or "Employees"). In addition, Participants selected by the Committee for Awards of options, SARs or Limited Rights under Article II or III of the Plan shall be elected officers of the Corporation or business unit general managers or shall hold comparable-level positions. In making this selection and in determining the form and amount of Awards, the Committee may give consideration to the functions and responsibilities of the Eligible Person, his or her past, present and potential contributions to the Company and other factors deemed relevant by the Committee.

1.4   Types of Awards under Plan
          Awards ("Awards") under the Plan may be in the form of any one or more of the following: (i) Incentive Stock Options ("ISOs") and Non-statutory Stock options ("NSOs") (Incentive Stock Options and Non-statutory Stock Options severally and collectively referred to in the Plan as "Options"), as described in Article II, (ii) Stock Appreciation Rights ("SARs") and Limited Stock Appreciation Rights ("Limited Rights"), as described in Article III, (iii) Performance Awards ("Performance Awards") as described in Article IV, and (iv) Restricted Stock ("Restricted Stock") as described in Article V.

1.5   Shares Subject to the Plan
          Shares of stock issued under the Plan may be in whole or in part authorized and unissued or treasury shares of the Corporation's common stock, par value $1.00 ("Common Stock"), or "Formula Value Stock" as defined in
Section 8.12(d) (Common Stock and Formula Value Stock severally and collectively referred to in the Plan as "Stock").
          The maximum number of shares of Stock which may be issued for all purposes under the Plan shall be 4,000,000 increased on January 1 of each calendar year from and including 1994 to and including 2003 by a number of shares equal to one percent (1%) of the number of shares of Stock outstanding on December 31 of the preceding year. The maximum number of such shares which may be issued pursuant to the exercise of ISOs shall be 1,000,000 increased on January 1 of each calendar year from and including 1994 to and including 2003 by 1,000,000 shares. The maximum number of shares subject to options to purchase Stock, SARs and Limited Rights under the Plan awarded to any one Participant may not exceed one percent (1%) of the number of shares of Stock outstanding at the time of option, SAR or Limited Rights grant.
          Except as otherwise provided below, any shares of Stock subject to an Option or other Award which is canceled or terminates without having been exercised shall again be available for Awards under the Plan. Shares subject to an option canceled upon the exercise of an SAR shall not again be available for Awards under the Plan except to the extent the SAR is settled in cash. To the extent that an Award is settled in cash, shares of Stock subject to that Award shall again be available for Awards. Shares of Stock tendered by a Participant or withheld by the Company to pay the exercise price of an Option or to satisfy the tax withholding obligations of the exercise or vesting of an Award shall be available again for Awards under the Plan, but only to persons who are not required to file reports ("nonreporting Persons") pursuant to Section 16(a) under the Exchange Act. Shares of Restricted Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award shall be available again for Awards under the Plan unless the Participant has received the benefits of ownership (within the applicable interpretation under Rule 16b-3 under the Exchange Act), in which case such shares may only be available for Awards to nonreporting Persons.
          No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated.

ARTICLE II
STOCK OPTIONS

2.1   Award of Stock Options
          The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to any Participant ISOs and NSOs to purchase Stock.
          The Committee may provide with respect to any option to purchase Stock that, if the Participant, while an Eligible Person, exercises the option in whole or in part using already-owned Stock, the Participant will, subject to this Section 2.1 and such other terms and conditions as may be imposed by the Committee, receive an additional option ("Reload Option"). The Reload Option will be to purchase, at Fair Market Value as of the date the original option was exercised, a number of shares of Stock equal to the number of whole shares used by the Participant to exercise the original option. The Reload Option will be exercisable only between the date of its grant and the date of expiration of the original option.
          A Reload Option shall be subject to such additional terms and conditions as the Committee shall approve, which terms may provide that the Committee may cancel the Participant's right to receive the Reload Option and that the Reload Option will be granted only if the Committee has not canceled such right prior to the exercise of the original option. Such terms may also provide that, upon the exercise by a Participant of a Reload Option while an Eligible Person, an additional Reload Option will be granted with respect to the number of whole shares used to exercise the first Reload Option.

2.2   Stock Option Agreements
          The award of an option shall be evidenced by a signed written agreement ("Stock Option Agreement") containing such terms and conditions as the Committee may from time to time determine.

2.3   Option Price
          The purchase price of Stock under each Option ("Option Price") shall be not less than the Fair Market Value of such Stock on the date the Option is awarded.

2.4   Exercise and Term of Options
(a) Except as otherwise provided in the Plan, Options shall become exercisable at such time or times as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

(b) The Committee shall establish procedures governing the exercise of options and shall require that written notice of exercise be given. Stock purchased on exercise of an option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so provided by the Committee (not later than the time of grant, in the case of an ISO) (i) through the delivery of shares of Stock which are then outstanding and which have a Fair Market Value on the last business day preceding the date of exercise equal to the exercise price, (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iii) by any combination of the permissible forms of payment.

2.5   Termination of Eligibility
          In the event the Participant is no longer an Eligible Person and ceased to be such as a result of termination of service to the Company with the consent of the Committee or as a result of his or her death, retirement or disability, each of his or her outstanding Options shall be exercisable by the Participant (or his or her legal representative or designated beneficiary), to the extent that such Option was then exercisable, at any time prior to an expiration date established by the Committee at the time of award, but in no event after such expiration date. If the Participant ceases to be an Eligible Person for any other reason, all of the Participant's then outstanding Options shall terminate immediately.

ARTICLE III
STOCK APPRECIATION RIGHTS AND LIMITED RIGHTS
3.1   Award of Stock Appreciation Right
(a) An SAR is an Award entitling the recipient on exercise to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Stock value.

(b) In general, an SAR entitles the Participant to receive, with respect to each share of Stock as to which the SAR is exercised, the excess of the share's Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted.

(c) SARs may be granted in tandem with options granted under the Plan ("Tandem SARS") or independently of Options ("Independent SARs"). An SAR granted in tandem with an NSO may be granted either at or after the time the option is granted. An SAR granted in tandem with an ISO may be granted only at the time the option is granted.

(d)   SARs awarded under the Plan shall be evidenced by either a Stock
Option Agreement (when SARs are granted in tandem with an Option) or a separate agreement between the Company and the Participant.

(e) Except as otherwise provided herein, a Tandem SAR shall be exercisable only at the same time and to the same extent and subject to the same conditions as the option related thereto is exercisable, and the Committee may prescribe additional conditions and limitations on the exercise of the SAR. The exercise of a Tandem SAR shall cancel the related Option. Tandem SARs may be exercised only when the Fair Market Value of Stock to which it relates exceeds the Option Price.

(f) Except as otherwise provided herein, an Independent SAR will become exercisable at such time or times, and on such conditions, as the Committee may specify, and the Committee may at any time accelerate the time at which all or any part of the SAR may be exercised.
          The Committee may provide, under such terms and conditions as it may deem appropriate, for the automatic grant of additional SARs upon the full or partial exercise of an Independent SAR.
          Any exercise of an Independent SAR must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

(g) Except as otherwise provided herein, all SARs shall automatically be exercised on the last trading day prior to the expiration date established by the Committee at the time of the award for the SAR, or, in the case of a Tandem SAR, for the related Option, so long as exercise on such date will result in a payment to the Participant.

(h) Unless otherwise provided by the Committee, no SAR shall become exercisable or shall be automatically exercised for six months following the date on which it was granted or the effective date of the Plan, whichever is later.

(i) At the time of award of an SAR, the Committee may limit the amount of the payment that may be made to a Participant upon the exercise of the SAR. The Committee may further determine that, if the amount to be received by a Participant in any year is limited pursuant to this provision, payment of all or a portion of the amount that is unpaid as a result of the limitation may be made to the Participant at a subsequent time. No such limitation shall require a Participant to return to the Company any amount theretofore received by him or her upon the exercise of an SAR.

(j) Payment of the amount to which a Participant is entitled upon the exercise of an SAR shall be made in cash, Stock, or partly in cash and partly in Stock, as the Committee shall determine. To the extent that payment is made in Stock, the shares shall be valued at their Fair Market Value on the date of exercise of the SAR.

(k) Each SAR shall expire on a date determined by the Committee or earlier upon the occurrence of the first of the following: (i) in the case of a Tandem SAR, termination of the related option, (ii) expiration of a period of six months after the Participant's ceasing to be an Eligible Person as a result of termination of service to the Company with the consent of the Committee or as a result of his or her death, retirement or disability, or (iii) the Participant ceasing to be an Eligible Person for any other reason.

3.2   Limited Rights
(a) The Committee may award Limited Rights pursuant to the provisions of this Section 3.2 to the holder of an Option to purchase Common Stock granted under the Plan (a "Related Option") with respect to all or a portion of the shares subject to the Related Option. A Limited Right may be exercised only during the period beginning on the first day following a Change in Control, as defined in Section 7.2 of the Plan, and ending on the thirtieth day following such date. Each Limited Right shall be exercisable only to the same extent that the Related Option is exercisable, and in no event after the termination of the Related Option. In no event shall a Limited Right be exercised during the first six months after the date of grant of the Limited Right or the effective date of the Plan, whichever is later. Limited Rights shall be exercisable only when the Fair Market Value (determined as of the date of exercise of the Limited Rights) of each share of Common Stock with respect to which the Limited Rights are to be exercised shall exceed the Option Price per share of Common Stock subject to the Related option.

(b) Upon the exercise of Limited Rights, the Related Option shall be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which such Limited Rights are exercised. Upon the exercise or termination of the Related Option, the Limited Rights with respect to such Related Option shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the Related Option was so exercised or terminated.

(c) The effective date of the grant of a Limited Right shall be the date on which the Committee approves the grant of such Limited Right. Each grantee of a Limited Right shall be notified promptly of the grant of the Limited Right in such manner as the Committee shall prescribe.

(d) Upon the exercise of Limited Rights, the holder thereof shall receive in cash an amount equal to the product computed by multiplying
(i) the excess of (a) the higher of (x) the Minimum Price Per Share (as hereinafter defined), or (y) the highest reported closing sales price of a share of Common Stock on the New York Stock Exchange at any time during the period beginning on the sixtieth day prior to the date on which such Limited Rights are exercised and ending on the date on which such Limited Rights are exercised, over (b) the Option Price per share of Common Stock subject to the Related Option, by (ii) the number of shares of Common Stock with respect to which such Limited Rights are being exercised.

(e) For purposes of this Section 3.2, the term "Minimum Price Per Share" shall mean the highest gross price (before brokerage commissions and soliciting dealers' fees) paid or to be paid for a share of Common Stock (whether by way of exchange, conversion, distribution upon liquidation or otherwise) in any Change in Control which is in effect at any time during the period beginning on the sixtieth day prior to the date on which such

Limited Rights are exercised and ending on the date on which such Limited Rights are exercised. For purposes of this definition, if the consideration paid or to be paid in any such Change in Control shall consist, in whole or in part, of consideration other than cash, the Board shall take such action, as in its judgement it deems appropriate, to establish the cash value of such consideration.

ARTICLE IV
PERFORMANCE AWARDS
4.1   Nature of Performance Awards
         A Performance Award provides for the recipient to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) following the attainment of Performance Goals. Performance Goals may be related to personal performance, corporate performance (including corporate stock performance), departmental performance or any other category of performance deemed by the Committee to be important to the success of the Company. The Committee shall determine the Performance Goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award. Regardless of the degree to which Performance Goals are attained, a Performance Award shall be paid only when, if and to the extent that the Committee determines to make such payment.

4.2   Other Awards Subject to Performance Condition
          The Committee may, at the time any Award described in this Plan is granted, impose the condition (in addition to any conditions specified or authorized in the Plan) that Performance Goals be met prior to the Participant's realization of any payment or benefit under the Award.

ARTICLE V
RESTRICTED STOCK
5.1   Award of Restricted Stock
          The Committee may award to any Participant shares of Stock subject to this Article V and such other terms and conditions as the Committee may prescribe, such Stock referred to herein as "Restricted Stock."
          Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited by him or her, together with a stock power endorsed in blank, with the Corporation.

5.2   Restricted Stock Agreement
          Shares of Restricted Stock awarded under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may determine.

5.3   Restriction Period
          At the time of award, there shall be established for each Participant a "Restriction Period" of such length as shall be determined by the Committee. The Restriction Period may be waived by the Committee. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the Restriction Period. Subject to such restriction on transfer, the Participant as owner of such shares of Restricted Stock shall have the rights of the holder of such Restricted Stock, except that the Committee may provide at the time of the Award that any dividends or other distributions paid on such Stock during the Restriction Period shall be accumulated and held by the Company and shall be subject to forfeiture under
Section 5.4.
          Upon the expiration or waiver by the Committee of the Restriction Period, the Corporation shall redeliver to the Participant (or his or her legal representative or designated beneficiary) the shares deposited pursuant to
Section 5.1.

5.4   Termination of Eligibility
          In the event the Participant is no longer an Eligible Person and ceased to be such as a result of termination of service to the Company with the consent of the Committee, or as a result of his or her death, retirement or disability, the restrictions imposed under this Article V shall lapse with respect to such number of shares theretofore awarded to him or her as shall be determined by the Committee. All other shares of Restricted Stock theretofore awarded to him or her which are still subject to restrictions, along with any dividends or other distributions thereon that have been accumulated and held by the Company, shall be forfeited, and the Corporation shall have the right to complete the blank stock power.
          In the event the Participant ceases to be an Eligible Person for any other reason, all shares of Restricted Stock theretofore awarded to him or her which are still subject to restrictions, along with any dividend or other distributions thereon that have been accumulated and held by the Company, shall be forfeited, and the Corporation shall have the right to complete the blank stock power.

ARTICLE VI
DEFERRAL OF PAYMENTS
6.1   Deferral of Amounts
          If the Committee makes a determination to designate Awards or, from time to time, groups or types of Awards, eligible for deferral hereunder, a Participant may, subject to such terms and conditions and within such limits as the Committee may from time to time establish, elect to defer the receipt of amounts due to him or her under the Plan. Amounts so deferred are referred to herein as "Deferred Amounts." The Committee may also permit amounts now or hereafter deferred or available for deferral under any present or future incentive compensation program or deferral arrangement of the Company to be deemed Deferred Amounts and to become subject to the provisions of this Article. Awards which are so deferred will be deemed to have been awarded in cash and the cash deferred as Deferred Amounts.
          The period between the date on which the Participant's Deferred Amount would have been payable absent deferral and the final payment of such Deferred Amount shall be referred to herein as the "Deferral Period."

6.2   Investment During Deferral Period
          Unless otherwise determined by the Committee, and subject to such changes as the Committee may determine, the Deferred Amount will be treated during the Deferral Period as if it were invested in putative convertible debentures with a fixed interest rate, compounded annually, for the entire Deferral Period. For purposes of determining the value of the Deferred Amount at the time of payment, each putative debenture will be deemed to be convertible into Common Stock at a conversion rate computed by reference to the Fair Market Value of the Common Stock on the last trading day prior to the regular January meeting of the Board of Directors on or preceding the date of deferral. Payment of Deferred Amounts may be made in cash, Stock, or partly in cash and partly in Stock, in the Committee's sole discretion.

6.3   Participant Reports
          Annually, each Participant who has a Deferred Amount will receive a report setting forth all of his or her then Deferred Amounts and the yield thereon to date.

6.4   Payment of Deferred Amounts
          Payment of Deferred Amounts will be made at such time or times, and may be in cash, Stock, or partly in cash and partly in Stock, as the Committee shall from time to time determine. The limitations respecting the issuance of Stock or other limitations on aggregate awards payable contained in the Annual Performance Plan of the Corporation, Article XVI of the by-laws of the Corporation, the 1974 Stock Option Plan, the 1979 Stock Option and Long-Term Incentive Plan, the 1984 Long-Term Incentive Plan, the Plan and in any plan hereafter adopted by the stockholders shall be limitations applicable to the payment of any Deferred Amounts under this Article VI.

6.5   Alternative Valuation Election
          Unless otherwise determined by the Committee, a Participant may, at a time established by the committee, but prior to such Participant's ceasing to be an Eligible Person, elect to establish the ultimate payable value of each Deferred Amount by reference to the Fair Market Value of the Common Stock as of the day on which an alternate valuation election is received by the corporation in accordance with procedures established by the Committee.
          Notwithstanding the establishment of the ultimate payable value resulting from the alternate valuation election by the Participant, the yield will continue as though no such election had been made and will continue to be subject to the limitations set forth in Section 6.2, and Deferred Amounts and the yield thereon will be paid as otherwise provided in this Article.


ARTICLE VII
CHANGES IN CONTROL
7.1   Effect of Change in Control
          Notwithstanding any other provision of the Plan, upon the occurrence of a Change in Control, as defined in Section 7.2: (i) all Options and, subject to the exercise provisions of Section 3.2(a) of the Plan, Limited Rights, but not SARS, outstanding and unexercised on the date of the Change in Control shall become immediately exercisable; (ii) all Performance Awards shall be deemed to have been earned on such basis as the Committee may prescribe and then paid on such basis, at such time and in such form as the Committee may prescribe, or deferred in accordance with the elections of Participants; (iii) all Restricted Stock shall be deemed to be earned and the Restriction Period shall be deemed expired on such terms and conditions as the Committee may determine; and (iv) all amounts deferred under this Plan shall be paid to a trustee or otherwise on such terms as the Committee may prescribe or permit.

7.2   Definition of Change in Control
          The term "Change in Control" means the occurrence of one or more of the following events: (a) there shall be consummated (i) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or (b) the stockholders of the Corporation shall approve any plan or proposal for the liquidation or dissolution of the Corporation, or (c) (i) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity shall purchase any Common Stock of the Corporation (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, unless, prior to the making of such purchase of Common Stock (or securities convertible into Common Stock), the Board shall determine that the making of such purchase shall not constitute a Change in Control, or (ii) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than the Corporation or any benefit plan sponsored by the Corporation or any of its subsidiaries) shall be the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty percent or more of the combined voting power of the Corporation's then outstanding securities ordinarily (and apart from any rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control, or (d) at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board shall cease for any reason to constitute at least a majority thereof, unless the election or nomination for election of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.


ARTICLE VIII
GENERAL PROVISIONS
8.1   Non-Transferability
      No Option, SAR, Performance Award or share of Restricted Stock or Deferred Amount under the Plan shall be transferable by the Participant other than by will or the applicable laws of descent and distribution. All Awards and Deferred Amounts shall be exercisable or received during the Participant's lifetime only by such Participant or his or her legal representative. Any transfer contrary to this Section 8.1 will nullify the option, SAR, Performance Award or share of Restricted Stock, and any attempted transfer of a Deferred Amount contrary to this Section 8.1 will be void and of no effect.

8.2   Beneficiaries
          The Committee may establish procedures not inconsistent with Section
8.1 under which a Participant may designate a beneficiary or beneficiaries to receive amounts due under an Award or with respect to Deferred Amounts in the event of the Participant's death.

8.3   Adjustments Upon Changes in Stock
          If there shall be any change in the Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split up, dividend in kind or other change in the corporate structure or distribution to the stockholders, appropriate adjustments may be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding Options or which may be issued under outstanding Performance Awards or Awards of Restricted Stock. Appropriate adjustments may also be made by the Board of Directors or the Committee in the terms of any Awards under the Plan to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance targets and changes in the length of Performance Periods.

8.4   Conditions of Awards
(a) The rights of a Participant with respect to any Award received under this Plan shall be subject to the conditions that, until the Participant has fully received all payments, transfers and other benefits under the Award, he or she shall (i) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company and
(ii) be available, unless he or she shall have died, at reasonable times for consultations at the request of the Company's management with respect to phases of the business with which he or she is or was actively connected during his or her employment, but such consultations shall not (except in the case of a Participant whose active service was outside the United States) be required to be performed at any place or places outside of the United States of America or during usual vacation periods or periods of illness or other incapacity. In the event that either of the above conditions is not fulfilled, the Participant shall forfeit all rights to any unexercised option or SAR, or any Performance Award or Stock held which has not yet been determined by the Committee to be payable or unrestricted (and any unpaid amounts equivalent to dividends or other distributions or amounts equivalent to interest relating thereto) as of the date of the breach of condition. Any determination by the Board of Directors of the Corporation, which shall act upon the recommendation of the Chief Executive Officer, that the Participant is, or has, engaged in a competitive business or activity as aforesaid or has not been available for consultations as aforesaid shall be conclusive.

(b)   This Section 8.4 shall not apply to Limited Rights.

8.5   Use of Proceeds
             All cash proceeds from the exercise of options shall constitute general funds of the Company.

8.6   Tax Withholding
          The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").
           In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. In the alternative, the Committee may, at the time of grant of any such Award, require that the Company withhold from any shares to be delivered Stock with a value calculated to satisfy applicable tax withholding requirements.
          If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (i) to inform the Company promptly of any disposition of Stock received upon exercise, and
(ii) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

8.7   Non-Uniform Determinations
          The Committee's determinations under the Plan, including without limitation, (i) the determination of the Participants to receive Awards, (ii) the form, amount, timing and payment of such Awards, (iii) the terms and provisions of such Awards and (iv) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.

8.8  Leaves of Absence; Transfers
          The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect to any leave of absence from the Company granted to a Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall be treated as if the Participant ceased to be an employee and (ii) the impact, if any, of any such leave of absence on Awards under the Plan. In the event a Participant transfers within the Company, such Participant shall not be deemed to have ceased to be an employee for purposes of the Plan.

8.9  General Restriction
(a) Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration or qualification of shares of Stock upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government or regulatory body or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free from any conditions not acceptable to the Committee. (b) Shares of Common Stock for use under the provisions of this Plan shall not be issued until they have been duly listed, upon official notice of issuance, upon the New York Stock Exchange and such other exchanges, if any, as the Board of Directors of the Corporation shall determine, and a registration statement under the Securities Act of 1933 with respect to such shares shall have become, and be, effective.

8.10  Effective Date
          The Plan shall be effective on the date on which it is approved by the common stockholders of the Corporation. Grants of Awards under the Plan may be made prior to that date (but not before the date on which the Plan is adopted by the Board of Directors), subject to such approval.
          No Award may be granted under the Plan after May 25, 2003, but Awards previously made may extend beyond that date and Reload Options and additional Reload Options provided for with respect to original options outstanding prior to that date may continue unless the Committee otherwise provides and subject to such additional terms and conditions as the Committee may provide except that all Reload Options issued after that date shall be NSOs, and the provisions of Article VI of the Plan shall survive and remain effective as to all present and future Deferred Amounts until such later date as the Committee or the Board of Directors shall determine.
          The adoption of the Plan shall not preclude the adoption by appropriate means of any other stock option or other incentive plan for employees.

8.11  Amendment, Suspension and Termination of Plan
          The Board of Directors may at any time or times amend the Plan for any purpose which may at the time be permitted by law, or may at any time suspend or terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment shall, without the approval of the stockholders of the Corporation, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Rule 16b-3 promulgated under Section 16 of the Exchange Act.

8.12  Certain Definitions
(a) Unless otherwise determined by the Committee, the terms "retirement" and "disability" as used under the Plan shall be construed by reference to the provisions of the Westinghouse Pension Plan or other similar plan or program of the Company applicable to a Participant.

(b) The term "Fair Market Value" as it relates to Common Stock means the mean of the high and low prices of the Common Stock as reported by the Composite Tape of the New York Stock Exchange (or such successor reporting system as shall be selected by the Committee) on the relevant date or, if no sale of the Common Stock shall have been reported for that day, the average of such prices on the next preceding day and the next following day for which there were reported sales. The term "Fair Market Value" as it relates to Formula Value Stock shall mean the value determined by the Committee.

(c) The term "Subsidiary" shall mean, unless the context otherwise requires, any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the corporation if each of the corporations other than the last corporation in such chain owns stock possessing at least 50% of the voting power in one of the other corporations in such chain.

(d) "Formula Value Stock" means shares of a class or classes of stock the value of which is derived from a formula established by the Committee which reflects such financial measures as the Committee shall determine. Such shares shall have such other characteristics as shall be determined at time of their authorization.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 27, 1994
       (See Proxy Statement for discussion of items.)

                                                   Westinghouse           <Logo>
                                                   Electric Corporation


         The undersigned hereby appoints Michael H. Jordan, Gary M. Clark and Louis J. Briskman, and each of them jointly and severally, proxies, with power of substitution, to vote all shares of common stock which the undersigned is entitled to vote on all matters which may come before the 1994 Annual Meeting of Shareholders of Westinghouse Electric Corporation, or any adjournment thereof.


                     Date             1994     Signature
PLEASE DATE, SIGN    ---------------------     -------------------------------
  AND RETURN         Date             1994     Signature
                     ---------------------     -------------------------------


Please sign your name as it appears above. A representative such as an executor, administrator or trustee should give his or her full title. If shares are held jointly, each shareholder should sign.




The shares represented by this proxy will be voted as specified below, but if no specification is made they will be voted FOR items 1, 2, 3 and 4 and AGAINST Items 5 and 6.

WESTINGHOUSE DIRECTORS RECOMMEND A VOTE FOR ITEMS 1, 2, 3 AND 4

1. Election of Directors
    F. C. Carlucci, G. M. Clark, G. H. Conrades, W. H. Gray, M. H. Jordan,
    D. T. McLaughlin, R. R. Pivirotto and P. Stern

[ ] FOR all nominees listed above
[ ] WITHHOLD authority to vote for all nominees
[ ] WITHHOLD authority to vote for any nominee(s) (write the name(s)
    of such nominee(s) on the space provided to the right)     _______________


                                                   FOR     AGAINST     ABSTAIN
2. Election of Independent Accountants............ [ ]       [ ]         [ ]
3. Approval of 1993 Long-Term Incentive Plan...... [ ]       [ ]         [ ]
4. Amendment to Restated Articles of Incorporation [ ]       [ ]         [ ]


WESTINGHOUSE DIRECTORS RECOMMEND A VOTE AGAINST ITEMS 5 AND 6

                                                   FOR     AGAINST     ABSTAIN
5. Shareholder Proposal A: CERES Principles....... [ ]       [ ]         [ ]
6. Shareholder Proposal B: Separation of
   Chairman and CEO............................... [ ]       [ ]         [ ]


               (To be dated and signed on reverse side)